UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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CAPSTONE TURBINE CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAPSTONE TURBINE CORPORATION

16640 Stagg Street

Van Nuys, California 91406

July 13, 2018

Dear Capstone Turbine Stockholder:

You are cordially invited to attend the 2018 annual meeting of stockholders (the “Annual Meeting”) of Capstone Turbine Corporation (the “Company”) to be held at the offices of Goodwin Procter LLP, 601 South Figueroa Street, 41st Floor, Los Angeles, CA 90017, on August 30, 2018, at 11:00 a.m., pacific daylight savings time.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the Proxy Statement and our 2018 Annual Report to Stockholders. The Notice of Internet Availability contains instructions on how stockholders can access the documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2018 Annual Report to Stockholders and a proxy card.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, I urge you to vote by proxy as soon as possible over the Internet or by phone as instructed in the Notice of Internet Availability or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Sincerely,

Darren R. Jamison President and Chief Executive Officer

Van Nuys, California

YOUR VOTE IS IMPORTANT

PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE

MATERIALS OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED WHITE CAPSTONE PROXY CARD AS PROMPTLY AS POSSIBLE.

CAPSTONE TURBINE CORPORATION

16640 Stagg Street

Van Nuys, California 91406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 30, 2018

The Capstone Turbine Corporation (the “Company” or “Capstone”) 2018 annual meeting of stockholders (the “Annual Meeting”) will be held at the offices of Goodwin Procter LLP,  601 South Figueroa Street, 41st Floor,  Los Angeles, CA 90017, on August 30, 2018, at 11:00 a.m., pacific daylight savings time, for the following purposes:

1.To elect seven members to Capstone’s Board of Directors to serve until the next annual meeting or until their successors have been elected and qualified;

2.To approve an amendment to increase the number of shares available under the Capstone Turbine Corporation 2017 Equity Incentive Plan by 3,000,000;

3.To hold a non‑binding advisory vote on the compensation of our named executive officers;

4.To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019; and

5.To transact any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on July 3, 2018 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Whether or not you plan to attend the Annual Meeting, please vote over the Internet or by telephone as instructed in these materials or complete, sign, date and return the white Capstone proxy card promptly. The proxy is being solicited on behalf of the Board of Directors of Capstone for use at the Annual Meeting.

Please note that space limitations make it necessary to limit attendance at the Annual Meeting to stockholders. Registration will begin at 10:30 a.m. and the Annual Meeting will begin at 11:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

By Order of the Board of Directors,

Jayme Brooks Secretary

Van Nuys, California

July 13, 2018

CAPSTONE TURBINE CORPORATION

16640 Stagg Street

Van Nuys, California 91406

PROXY STATEMENT

For Annual Meeting Of Stockholders

To Be Held August 30, 2018

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote for the 2018 Annual Meeting of Stockholders.

When is the 2018 Annual Meeting and how do I attend?

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Capstone Turbine Corporation (the “Company” or “Capstone”) from holders of issued and outstanding shares of Common Stock, par value $.001 per share, to be voted at the 2018 annual meeting of stockholders (the “Annual Meeting”), to be held at the offices of Goodwin Procter LLP,  601 South Figueroa Street, 41st Floor,  Los Angeles, CA 90017, on August 30, 2018, at 11:00 a.m., pacific daylight savings time, for the purposes set forth in the accompanying notice and herein, and any adjournments or postponements thereof.

How can I obtain the proxy materials?

A copy of Capstone’s 2018 Annual Report to Stockholders (the “2018 Annual Report”) and the Proxy Statement and accompanying proxy card were first mailed or made available to stockholders on or about July 13, 2018. The 2018 Annual Report includes Capstone’s audited consolidated financial statements.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (“Notice”) to its stockholders. All stockholders will be able to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost of printing and mailing documents to you and reduce the environmental impact of its annual meetings.

How can I obtain electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company’s proxy materials for the Annual Meeting; and
•	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials also are available on its investor relations website at http://ir.capstoneturbine.com/investor-kit for “Investor Kit.”

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How many votes can be cast by all stockholders?

If you were a stockholder of record of the Company’s Common Stock at the close of business on July 3, 2018, you are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, 64,192,797 shares of Common Stock were outstanding. Each stockholder of record on July 3, 2018, is entitled to one vote for each share of Common Stock held by such stockholder on that date.

How is the quorum reached?

The required quorum for the transaction of business at the Annual Meeting is holders of a majority of the shares entitled to vote at any meeting of stockholders, present in person or represented by proxy, as of the record date. Abstentions and broker non votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, and abstentions, but not broker non votes, as to particular proposals will be treated as shares entitled to vote. A broker non vote occurs when a broker holding shares for a beneficial holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on Proposal 4, but it is not permitted to use discretion and vote your shares on other matters (such as Proposals 1, 2 and 3). We urge you to give voting instructions to your broker on all four proposals. Concerning the election of directors, you may: (a) vote for all director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line. For Proposals 2, 3 and 4, abstentions will have the same effect as a vote against these proposals. For Proposal 1, abstentions will have no effect on the outcome of the vote.

What if I return, but do not provide instructions, for my proxy?

Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the instructions given. Where no instructions are given, subject to the requirements described below, such proxies will be voted: FOR the election of the seven members to Capstone’s Board of Directors listed in this Proxy Statement to serve until the next annual meeting or until their successors have been elected and qualified; FOR the approval of the amendment to the Capstone Turbine Corporation 2017 Equity Incentive Plan; FOR the approval of the non-binding, advisory vote on the compensation of our named executive officers; and FOR the ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019. If any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote on the action according to their best judgment. Each stockholder of record on July 3, 2018 is entitled to one vote for each share of Common Stock held by such stockholder on that date.

Can I change my vote?

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by: (i) delivering written notice of revocation to the Secretary of Capstone at our address above; (ii) submitting a later dated proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

How do I vote my shares?

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee, as the beneficial owner you may direct how your shares are voted without attending the Annual Meeting. Stockholders are encouraged to vote their proxies by the Internet, by telephone or by completing, signing, dating and returning a proxy card, but not by more than one method. If you vote by Internet or telephone, you do not need to return a proxy card. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Please refer to the instructions provided in the Notice of Internet Availability or proxy card provided to you for information on the available voting methods.

Who pays for the cost of soliciting proxies?

We will pay the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. In addition, we have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $10,000 in total. Our directors, officers or employees may solicit proxies by mail, e-mail, telephone, facsimile or other means. These individuals will not receive any additional compensation for these efforts.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2019 Annual Meeting?

Stockholder proposals or nominations for directors intended to be presented at the 2019 annual meeting of stockholders (the “2019 Annual Meeting”) must be in writing and received at Capstone’s principal executive offices no later than the close of business on March 15, 2019, and must comply with Capstone’s bylaws, the policy of the Company’s Nominating and Corporate Governance Committee (as more fully described in the “Director Recommendation and Nomination Process” section elsewhere in this Proxy Statement), and the proxy rules of the Securities and Exchange Commission (the “SEC”). If appropriate notice of a stockholder proposal is received at Capstone’s principal executive offices after the close of business 5:00 pm, pacific standard time on March 15, 2019, the proposal will be deemed untimely. Pursuant to Rule 14a‑8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s bylaws, an untimely proposal will not be included in the Company’s proxy statement or proxy card for the 2019 Annual Meeting and cannot be brought before the 2019 Annual Meeting by the proponent. If the date of our annual meeting is moved by more than 30 days from the from the date of the previous year’s annual meeting, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

In addition to stockholder nominations made in accordance with the procedures described above, Capstone’s Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates for election to the Board of Directors if such recommendations are submitted by the date and in accordance with the policies described in the “Director Recommendation and Nomination Process” section elsewhere in this Proxy Statement.

The date of this Proxy Statement is July 13, 2018.

PROPOSAL 1

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Introduction

At the Annual Meeting, seven Directors will be elected, each to serve until the Annual Meeting of Stockholders in 2019 and until such Director’s successor is duly elected and qualified or until such Director’s earlier resignation or removal. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Holly A. Van Deursen, Paul DeWeese, Robert C. Flexon,  Gary J. Mayo, Yon Y. Jorden, Noam Lotan and Darren R. Jamison for re-election as Directors. Shares represented by each properly executed proxy will be voted for the re-election of Holly A. Van Deursen, Paul DeWeese, Robert C. Flexon,  Gary J. Mayo, Yon Y. Jorden, Noam Lotan and Darren R. Jamison as Directors, unless contrary instructions are set forth on such proxy. Proxies cannot be voted for a greater number of individuals than the number of nominees. Each nominee has agreed to stand for re-election and to serve, if elected, as a Director. However, if any nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Information About Our Directors

The number of Directors of the Company is presently fixed at eight  (8) and the Board of Directors currently consists of eight  (8) members. Eliot Protsch has informed the Board of Directors that he will not stand for re-election and will retire from the Board of Directors upon the expiration of his current term at the Annual Meeting at which time the number of Directors will be fixed at seven (7). You cannot vote for more directors than the seven (7) nominees named herein.

The Board of Directors has nominated Holly A. Van Deursen, Paul DeWeese, Robert C. Flexon,  Gary J. Mayo, Yon Y. Jorden, Noam Lotan and Darren R. Jamison for re-election as Directors. The Board of Directors has determined that Ms. Van Deursen, Mr. DeWeese, Mr. Mayo, Mr. Flexon, Ms. Jorden and Mr. Lotan are independent Directors as defined in Rule 5605(a)(2) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “NASDAQ Rules”).

The positions of Chief Executive Officer and Chair of the Board are currently each filled by a different individual, Mr. Jamison and Ms. Van Deursen, respectively. If the position of Chair of the Board is vacant, or if he or she is absent, the Chief Executive Officer presides, when present, at meetings of stockholders. Ms. Van Deursen has extensive experience with and knowledge of the energy and chemical industries, unique perspective on the Asian and European markets and substantial experience in strategic and annual planning, corporate governance and risk management. Furthermore, our Board believes that Ms. Van Deursen’s qualifications to be our chairperson include her diverse experience on other boards of both public and private companies.

Additionally, the structure of our Board of Directors also consists of the Compensation, Audit and Nominating and Corporate Governance Committees. Mr. Mayo, Ms. Jorden, and Mr. DeWeese will each serve as Committee Chairs, respectively. Mr. Mayo brings to the Board of Directors more than two decades of expertise in strategic planning and the development of complex corporate initiatives along with extensive experience in sustainability and environmental issues, as well as distributed power generation, sales, marketing, operations management and government affairs. Ms. Jorden brings to the Board of Directors decades of extensive experience as both a chief financial officer and a board member in all areas of corporate governance and finance including mergers and acquisitions, IPOs, restructurings, and public debt and equity offerings. Mr. DeWeese brings to the Board of Directors over 20 years in the oil and gas field services industry as a senior executive with vast experience running both public and private equity backed companies which were domestic and internationally headquartered.

With the above background and experience, the Chair of the Board, Chairs of the committees, as well the remaining members of the Board of Directors, each have relevant experience and background to provide leadership and guidance to the Company and the Company’s management. Specifically, the members of the Board of Directors have relevant leadership, technology, finance, industry and market experience necessary for the Company and provide for a leadership structure that is appropriate for the Company.

Set forth below is certain information regarding the Directors of the Company, including the Directors who have been nominated for re-election at the Annual Meeting. The ages of and biographical information regarding the nominees for re-election and each Director who is not standing for election is based on information furnished to the Company by each nominee and Director and is as of July 3, 2018.

			Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Directors	Age	Director Since	Proposed	Current	Proposed	Current	Proposed	Current
Holly A. Van Deursen(1)	59	2007				X
Paul DeWeese	51	2016					X	X
Robert C. Flexon	59	2018	X		X
Darren R. Jamison	52	2006
Yon Y. Jorden	63	2017	X	X	X	X
Noam Lotan	66	2005	X	X			X
Gary J. Mayo	64	2007			X	X	X	X
Eliot G. Protsch(2)	65	2002		X				X

(1) Chair of the Board.

(2) Eliot Protsch will not stand for re-election.

The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below. The biographies of each of the Directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a Director.

Holly A. Van Deursen.  Ms. Van Deursen has been a director since October 2007 and has served as Chair of the Board since August 2016. Ms. Van Deursen has served as a director for Actuant Corporation (NYSE: ATU) since 2008, Bemis Company, Inc. (NYSE: BMS) since 2008, Anson Industries (private) since 2006 and Petroleum Geo Services (OSE: PGS) since 2006. Prior to her current roles, Ms. Van Deursen was employed by BP plc/Amoco Corporation from 1989 through 2005 and served on the Top Forty Executive Team as Group Vice President, Petrochemicals and Group Vice President, Strategy from 1999. Ms. Van Deursen received her Bachelor of Science degree in Chemical Engineering from the University of Kansas and her Master of Business Administration degree from the University of Michigan.

Among her other skills and expertise, Ms. Van Deursen brings to the Board of Directors decades of experience in the energy and chemical industries, a unique perspective on the Asian and European markets and substantial experience in strategic and annual planning, corporate governance and risk management. In addition, her diverse experience on other boards of both public and private companies is of significant benefit to the Company.

Paul DeWeese.    Mr. DeWeese has been a director since August 2016. Mr. DeWeese was the Chief Executive Officer of Epic International, LLC, a company that provides parts and services for industrial engines and compressors in the oil and gas and industrial markets. He held this position from May 2015 to June 2018. Prior to Epic International, Mr. DeWeese served as Chief Executive Officer of Southwest Oilfield Products, Inc., an aftermarket supplier for drilling rigs in the upstream oil and gas industry, from May 2012 through April 2015. Before joining Southwest Oilfield Products, Mr. DeWeese worked for Socotherm S.p.a., a publicly traded pipe coating company based in Italy as its Chief Executive Officer. Socotherm S.p.a was subsequently acquired by ShawCor after Mr. DeWeese’s employment. Prior to Socotherm, Mr. DeWeese served as President of CRC-Evans Automatic Welding, a world leader in welding systems for onshore and offshore pipeline construction projects, providing an extensive range of equipment for a variety of project applications. Mr. DeWeese spent 13 years with Cameron International Corporation in various leadership roles handling their centrifugal compressor and reciprocating compressor aftermarket business. Mr. DeWeese received his Bachelor of Science in Business Administration degree from Regis University, and his Master of Business Administration degree from the University of Michigan.

Among his other skills and expertise, Mr. DeWeese brings to the Board of Directors over 20 years in the oil and gas field services industry as a senior executive with vast experience running both public and private equity backed companies which were domestic and internationally headquartered.

Robert C. Flexon.    Mr. Flexon has been a director since April 2018. Mr. Flexon has served as a director for Charah Solutions, Inc. (NYSE: CHRA) since June 2018. Mr. Flexon was President and Chief Executive Officer and Director of Dynegy Inc. (NYSE: DYN), a power generating company that owns and operates a number of natural gas-fueled or coal-fueled power stations in the U.S, from June 2011 to April 2018. Certain subsidiaries of Dynegy filed for bankruptcy in November 2011 under Chapter 11 of the U.S. Bankruptcy Code. Prior to joining Dynegy, Mr. Flexon served as the Chief Financial Officer of UGI Corporation (NYSE: UGI), a distributor and marketer of energy products and related services from February 2011 to July 2011. Mr. Flexon was the Chief Executive Officer of Foster Wheeler AG (NASDAQ: FWLT) from June to October 2010 and the President and Chief Executive Officer of Foster Wheeler USA from November 2009 to May 2010. Prior to joining Foster Wheeler, Mr. Flexon was Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (NYSE: NRG) from February to November 2009. Mr. Flexon previously served as Executive Vice President and Chief Operating Officer of NRG Energy from March 2008 to February 2009 and as its Executive Vice President and Chief Financial Officer from 2004 to 2008. Prior to joining NRG Energy, Mr. Flexon held executive positions with Hercules, Inc. and various key positions, including General Auditor, with Atlantic Richfield Company. Mr. Flexon served on the public board of directors of Foster Wheeler from 2006 until 2009 and from May to October 2010 and is currently serving on the Boards of Westmoreland Coal Company and Genesys Works-Houston, an organization that transforms the lives of disadvantaged high school students through meaningful work experience. He also served on the board of directors of Baker Ripley, a Texas non-profit organization that connects low income people to opportunities, from 2014 to 2016. Mr. Flexon holds a Bachelor of Science degree in Accounting from Villanova University. He became a Certified Public Accountant (inactive) in the State of Pennsylvania.

Among his other skills and expertise, Mr. Flexon brings to the Board of Directors over a decade of experience in accounting and financial matters and has a breadth of executive management experience. In his years as an energy industry executive, he has developed a deep comprehension of wholesale power generation markets and customers.

Darren R. Jamison.    Mr. Jamison joined Capstone in December 2006 as President and Chief Executive Officer and has been a director since December 2006. He also served as a director for Endurance Wind Power, a privately held Canadian-headquartered wind turbine manufacturer, from December 2015 to October 2016. Mr. Jamison joined Capstone from Northern Power Systems, Inc., a company that designs, manufactures and sells wind turbines into the global marketplace, where he served as President and Chief Operating Officer and Executive Vice President of Operations. Prior to joining Northern Power Systems, Inc., Mr. Jamison was Vice President and General Manager of Distributed Energy Solutions for Stewart & Stevenson Services, Inc., a leading designer, manufacturer and marketer of specialized engine‑driven power generation equipment to the oil and gas, renewable and energy efficiency markets. He holds a Bachelor of Arts degree in Business Administration and Finance from Seattle University.

Among his other skills and expertise, Mr. Jamison brings to the Board of Directors his unique perspective as President and Chief Executive Officer of the Company and substantial executive and industry experience within the Company’s major market verticals.

Yon Y. Jorden.  Ms. Jorden has been a director since April 2017. Ms. Jorden also currently serves as a director and finance committee member of Methodist Health System, a not for profit Texas-based hospital system since 2008. Prior to her current roles, Ms. Jorden also served as director, chairperson of the compensation committee and a member of the audit committee and the governance and nominating committee the latter of which she has previously served on as chairperson for Maxwell Technologies (NASDAQ: MXWL), a leader in development and manufacturing of energy storage and power delivery solutions from 2008 to 2017. In addition, she also served as director and chairperson of the audit committee of Magnatek, Inc., (NASDAQ: MAG) manufacturer of digital power control systems, U.S. Oncology, a privately-held oncology services company, and BioScrip, (NASDAQ: BIOS) national provider of infusion and home care management solutions. During a business career spanning more than 25 years, she has served as chief financial officer of four publicly traded companies, most recently as Executive Vice President and Chief Financial Officer of AdvancePCS (NASDAQ: ADVP), a pharmacy benefits management company from 2002 to 2004. Previously she was chief financial officer of Informix, a NASDAQ-listed technology company, Oxford Health Plans, a NASDAQ-listed provider of managed health care services, and WellPoint, Inc., a NYSE-listed managed care company. Ms. Jorden received her Bachelor of Science degree in Accounting from the California State University, Los Angeles. Earlier in her career, she was a senior auditor with Arthur Andersen & Co., where she became a Certified Public Accountant (inactive) in the State of California.

Among her other skills and expertise, Ms. Jorden brings to the Board of Directors decades of extensive experience as both a chief financial officer as well as a board member in all areas of corporate governance and finance including mergers and acquisitions, structuring IPOs, restructurings, and managing public debt and equity offerings. Ms. Jorden is a board leadership fellow of the National Association of Corporate Directors, demonstrating her commitment and leadership as a board member.

Noam Lotan.    Mr. Lotan has been a director since June 2005. Mr. Lotan was formerly a Venture Partner with OurCrowd Management Ltd from July 2016 to February 2017.  OurCrowd is one of the world’s leading accredited investors-only crowdfunding platforms. From November 2010 to December 2015, Mr. Lotan was President, Chief Executive Officer and a Director of Resonate Industries, a development stage company in the clean energy sector. Prior to Resonate, Mr. Lotan served as Chief Executive Officer and a director of MRV Communications, Inc. (NASDAQ: MRVC), a global supplier of optical communications solutions to the telecommunications industry. Mr. Lotan also served as President and Chief Financial Officer of MRV. Mr. Lotan served as a Director of the European Operations of Fibronics International Inc., a manufacturer of fiber optic communication networks (NASDAQ: FBRX) and as Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and the Hewlett Packard Company. Mr. Lotan served as an officer in the Israeli Defense Forces. Mr. Lotan holds a Bachelor of Science degree in Electrical Engineering from Technion, the Israel Institute of Technology, and a Master’s of Business Administration degree from INSEAD (the European Institute of Business Administration, Fontainebleau, France).

Among his other skills and expertise, Mr. Lotan brings to the Board of Directors decades of executive experience with a publicly traded technology company and a unique perspective on the Asian and European markets.

Gary J. Mayo.    Mr. Mayo has been a director since October 2007. Mr. Mayo was a Founding Director and Chief Operating Officer of Education Resource Strategies, Inc., a privately held education marketing services company from November 2010 to December 2017. Mr. Mayo is also the former Managing Principal of Sustainability Excellence Associates, LLC, a consulting firm specializing in strategic planning for sustainability and environmental strategy development. Mr. Mayo was Vice President of Corporate Sustainability Strategies from November 2006 to October 2008, in the Energy and Environmental Services Division of MGM Resorts International (NYSE: MGM), one of the world’s leading global hospitality companies. Prior to that Mr. Mayo held several senior leadership positions with Ford Motor Company (NYSE:F) and its spun off subsidiary Visteon Corporation (NYSE: VC), including Director of the Distributed Power Generation Strategic Business Unit and Global Director of Corporate Responsibility and Government Affairs. Mr. Mayo filed for personal bankruptcy under Chapter 7 of the U.S. Bankruptcy Code in September 2010.  A Bankruptcy Discharge Order was entered on January 25, 2011.  Mr. Mayo holds a Bachelor of Science degree in Marketing from C.W. Post College of Long Island University and a Master of Business Administration degree from the Fuqua School of Business at Duke University. He also completed the UCLA Anderson Graduate School of Management, Director Education and Certification Program in May 2009.

Among his other skills and expertise, Mr. Mayo brings to the Board of Directors several decades of expertise in strategic analysis, planning and development along with extensive experience in sustainability and environmental issues, distributed power generation, sales and marketing, operations management and government affairs.

No other director or officer has been involved in any legal proceedings required to be disclosed under Item 401(f) of Regulation SK.

Vote Required

A quorum being present, Directors shall be elected by a plurality of the votes cast (meaning that the seven Director nominees who receive the highest number of shares voted “FOR” their election are elected). You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee(s) by specifying the name of the nominee(s) on your proxy card. Votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Broker non-votes will also have no effect on the outcome of the election of directors.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF DIRECTORS AS A DIRECTOR OF THE COMPANY.

GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS

Board of Directors; Leadership Structure

The Board of Directors met ten  (10) times during the fiscal year ended March 31, 2018 (the “2018 Fiscal Year”).  The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), and a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”). During Fiscal 2018, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Company (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of the Board of Directors of the Company on which the director served (during the periods that he or she served). The Company strongly encourages each member of the Board of Directors to attend each annual meeting of stockholders. All of the directors serving on the Board of Directors at the time attended the 2017 Annual Meeting. The Company’s independent directors met in executive session, without members of the Company’s management present, at all of the in-person meetings of the Board of Directors in Fiscal 2018.

The Board of Directors is committed to having a sound governance structure that promotes the best interests of all of the Company’s stockholders. To that end, the Board of Directors has evaluated and actively continues to examine emerging corporate governance trends and best practices. Stockholder perspectives play an important role in that process. The level of importance afforded to stockholder perspectives by the Board of Directors is evident upon a closer review of the Board of Directors’ governance structure. Some key points regarding that structure are as follows:

•

The Board of Directors is predominantly independent. Of our eight directors, only one (our President and Chief Executive Officer) is an employee of the Company. Further, the Board of Directors has affirmatively determined that seven of our eight directors are independent under SEC and NASDAQ corporate governance rules, as applicable.

•	All members of the Board of Directors are elected annually to one‑year terms.

•	Our board committees are comprised exclusively of independent directors.

•	Our independent directors meet in executive session at every in‑person board meeting.

•

We have separated the roles of Chair of the Board of Directors and Chief Executive Officer. Our Chair focuses on board oversight responsibilities, strategic planning, setting board agendas and mentoring company officers, as well as facilitating communications between the Board of Directors and management.

•	Our Board of Directors is very active. As noted above, each of our directors attended more than 75% of the 2018 Fiscal Year board meetings and meetings of the committees on which such director served.

We believe our Board of Directors structure serves the interests of stockholders by balancing board continuity and the promotion of long‑term thinking with the need for director accountability.

Risk Oversight

The Board of Directors oversees an enterprise‑wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long‑term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors participates in an annual enterprise risk management assessment.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. In setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk‑taking behavior consistent with the Company’s business strategy and is responsible for oversight with respect to compensation and succession planning risks.

Audit Committee

The Audit Committee currently consists of Messrs. Protsch (Chair) and Lotan and Ms. Jorden. Effective as of the Annual Meeting, the Audit Committee will consist of Ms. Jorden (Chair) and Messrs. Flexon and Lotan. The Audit Committee is constituted to comply with Section 3(a)(58)(A) of the Exchange Act and is responsible, among other items, for: (i) monitoring the Company’s financial reporting and overseeing accounting practices; (ii) annually retaining the independent public accountants as auditors of the financial statements and accounts of the Company; (iii) monitoring the scope of audits made by the independent public accountants and the audit reports submitted by the independent public accountants; (iv) overseeing the systems of internal control which management and the Board of Directors have established; and (v) discussing with management and the independent and internal auditors the Company’s major financial risk exposure and the steps taken to monitor and control such exposure. In addition, the Audit Committee has the duties of a “qualified legal compliance committee,” including monitoring and reviewing stockholder complaints, and also reviews and approves all related party transactions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.capstoneturbine.com. Pursuant to its written charter, the Audit Committee reviews its charter on an annual basis for compliance, best practices and any other needed updates or changes. During Fiscal 2018, the Audit Committee held four meetings. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert,” as that term is defined by applicable rules adopted by the SEC. The Board of Directors has further determined that each member of the Audit Committee is independent and financially literate as defined by NASDAQ rules.

Audit Committee Report

In performing its functions, the Audit Committee acts primarily in an oversight capacity. Management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process, principles and internal controls to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accountants have the primary responsibility for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted auditing principals. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and all members are not experts in the fields of accounting or auditing, including auditor independence. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting. The Audit Committee also relies on the work and assurances of the Company’s  internal auditors, which have the primary responsibility to test and evaluate the internal controls over financial reporting. In addition, the Audit Committee selects the Company’s independent registered public accountants and has the authority to engage independent counsel and other advisors as it deems necessary.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10 K as of and for the year ended March 31, 2018 with management and Marcum LLP, the Company’s independent registered public accounting firm for the year ended March 31, 2018. The Audit Committee has discussed with Marcum LLP the matters required to be discussed by the Statement on Auditing Standard No. 1301, as currently in effect, “Communications with Audit Committees” (which superseded Statement on Auditing Standard No. 16) as adopted by the Public Company Accounting Oversight Board, both with and without management present. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the Audit Committee concerning independence and has discussed with Marcum LLP their independence from the Company.

In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by the independent auditors. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K as of and for the year ended March 31, 2018 for filing with the SEC.

Audit Committee Eliot G. Protsch, Chair Noam Lotan Yon Y. Jorden

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S‑K, Item 407 or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Committee

The Compensation Committee during Fiscal 2018 consisted of Mr. Mayo (Chair), Ms. Jorden and Ms. Van Deursen. Effective as of the Annual Meeting, the Compensation Committee will consist of Mr. Mayo (Chair), Mr. Flexon and Ms. Jorden. The Compensation Committee is comprised solely of directors who qualify as independent for purposes of NASDAQ rules in conformance with the Compensation Committee’s charter, and are “non-employee directors,” as defined in Rule 16b 3 under the Exchange Act and “outside directors,” as defined under Section 162(m) of the Internal Revenue Code of 1986, amended (the “Code”).. The functions of the Compensation Committee include: (i) annually reviewing and recommending to the Board of Directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, (ii) evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and, based on such evaluation, recommending to the Board of Directors the compensation of our Chief Executive Officer, (iii) determining the compensation of all executive officers other than the Chief Executive Officer, (iv) retaining, terminating and approving the compensation of any compensation advisers, (v) reviewing and approving our policies and procedures for the grant of equity based awards, (vi) reviewing and approving grants of awards under our incentive based compensation plans and equity based plans, (vii) reviewing and making recommendations to the Board of Directors with respect to director compensation, and (viii) reviewing and evaluating, at least annually, the performance of our Compensation Committee and its members, and reporting to the Board of Directors on the results of such evaluation. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.capstoneturbine.com. Pursuant to its written charter, the Compensation Committee reviews its charter on an annual basis for compliance, best practices and any other needed updates or changes. During Fiscal 2018, the Compensation Committee held nine meetings. Processes and procedures for determining executive and director compensation, including authority and delegation, and the role of executive officers, if any, are discussed in the section titled “COMPENSATION OF OFFICERS AND DIRECTORS.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. DeWeese (Chair), Mayo and Protsch. Effective as of the Annual Meeting, the Nominating and Corporate Governance Committee will consist of Messrs. DeWeese (Chair), Mayo and Lotan. The Nominating and Corporate Governance Committee is comprised solely of “independent directors” as defined by NASDAQ rules in conformance with the Nominating and Corporate Governance Committee’s charter. The Nominating and Corporate Governance Committee is responsible for, among other things, (i) monitoring corporate governance matters; (ii) recommending to the full Board of Directors candidates for election to the Board of Directors and committees of the Board of Directors; and (iii) coordinating the Board of Directors evaluation process. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.capstoneturbine.com. Pursuant to its written charter, the Nominating and Corporate Governance Committee reviews its charter on an annual basis for compliance, best practices and any other needed updates or changes. During Fiscal 2018, the Nominating and Corporate Governance Committee held six meetings. The Nominating and Corporate Governance Committee met subsequent to the end of Fiscal 2018 to recommend to the full Board of Directors each of the nominees for election to the Board of Directors as presented herein.

Board of Directors and Committee Performance Evaluations

The charter of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee requires an annual performance evaluation, and the Company’s Corporate Governance

Principles also mandate an annual evaluation of the Board of Directors. Such performance evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions to the Company. In April 2018, all members of the Company’s Board of Directors were asked to assess the performance of the Board of Directors as well as assess each member’s skill sets and experience and how such skill sets and experience aligned with the needs of the Company in reaching the Company’s strategic objectives. Each member completed the assessment and provided their responses to the Nominating and Corporate Governance Committee in May 2018. The Committee then reviewed and discussed said assessments with Counsel and reported the findings to the Board of Directors.  In June 2018, the Nominating and Corporate Governance Committee and the Board of Directors discussed the results of the assessments and put a follow-up process in place.

Director Recommendation and Nomination Process

Nominations of persons for election to our Board of Directors by the stockholders may be made at an annual meeting of stockholders by any stockholder who (i) was a stockholder of record at the time of giving of notice provided for below and at the time of the annual meeting, (ii) is entitled to vote and present in person at the meeting at the meeting and (iii) complies with the notice procedures set forth below and as further described in our bylaws as to such business or nomination.

Without qualification, for nominations, the stockholder must have given timely notice thereof in writing to the secretary of the corporation at:

Capstone Turbine Corporation

16640 Stagg Street

Van Nuys, CA 91406

Attention: Jayme Brooks, Secretary

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation at the address above not earlier than the close of business on the 150th calendar day and not later than the close of business on the 120th calendar day prior to the first anniversary of the date our proxy statement was released to security holders in connection with the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, a proposal shall be received by the corporation no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made, whichever comes first. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper form, a stockholder’s notice to the Secretary must: (a) disclose, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made or any person acting in concert therewith (each a “party”) (i) the name and address of each such party, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which each such party has a right to vote or transfer any shares of any security of the corporation, or pursuant to which any shares held directly or indirectly by each such party may be voted or transferred by another party, (D) any short interest in any security of the corporation (for purposes of this requirement a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by each such party that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) that such stockholder is or may be entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such party’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date) and (H) any direct or indirect equity interest, short interest, or Derivative Instrument, or any material contract or agreement of such party in or with any principal competitor of the corporation, (iii) any other information relating to such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation), (iv) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of the capital stock of the corporation required under applicable law to carry the proposal, or, in the case of a nomination or nominations for election of directors, at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by the such stockholder of record or beneficial owner or owners, as the case may be, to be sufficient to elect the persons proposed to be nominated by the stockholder of record; (v) the written consent of each such party to the public disclosure of information provided pursuant to this requirement; (vi) the investment strategy or objective, if any, of the stockholder and each such party; and (vii) an undertaking that each such stockholder agrees to indemnify and hold harmless the corporation against any liability, loss or damages incurred as a result of false or misleading information submitted by the stockholder pursuant to Section 14 of our bylaws. Additionally, the stockholder’s notice must set forth, as to each person whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and include a completed and signed questionnaire, representation and agreement as more fully described in our bylaws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The above does not purport to provide in detail the requirements for a stockholder’s nomination of the director. A stockholder interested in nominating a director to our Board of Directors is encouraged to review our bylaws and the SEC’s proxy rules, as any stockholder nomination must comply with the applicable provisions of our bylaws and the SEC’s proxy rules and will be handled in accordance with our bylaws and applicable laws.

The Nominating and Corporate Governance Committee reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership. In addition, the Nominating and Corporate Governance Committee reviews the qualifications, qualities, skills and other expertise of prospective candidates to determine whether they will make good candidates for membership on the Company’s Board of Directors. This consideration includes, at a minimum, a review of each prospective candidate’s character, judgment, experience, expertise, age, diversity, independence under applicable law and freedom from other conflicts, as well as other factors that the Nominating and Corporate Governance Committee deems relevant in light of the needs of the Board of Directors and the Company and/or that are in the best interests of the Company, including relevant experience, the ability to dedicate sufficient time, energy and attention to performance of Board of Directors duties, financial expertise, experience with a company that has introduced a new, technologically advanced product or service to the marketplace and existing relationships within target industries or public policy institutions that may benefit the Company and whether the prospective candidate is a Nominating and Corporate Governance Committee selected prospective candidate or a stockholder recommended prospective candidate. The Nominating and Corporate Governance Committee selects qualified candidates and recommends those candidates to the Board of Directors, and the Board of Directors then decides if it will invite the candidates to be nominees for election to the Board of Directors.

The Nominating and Corporate Governance Committee also considers issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal diversity policy in terms of considering nominees for directors, but it actively considers all relevant factors, including the factors outlined above, when evaluating potential nominees to the Board of Directors. The Nominating and Corporate Governance Committee developed a matrix of all relevant qualifications, skills and experience possessed by the incumbent members of the Board of Directors and identified certain areas where the Board of Directors needed additional attributes including, but not limited to, diversity. These additional attributes and diversity are considered when identifying new candidates for the Board of Directors. The Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential that members of the Board of Directors represent diverse viewpoints.

The Nominating and Corporate Governance Committee uses the following process to identify prospective candidates for the Board of Directors and to evaluate all candidates, including candidates recommended by stockholders in accordance with the Company’s policy regarding stockholder recommendations and the director nominations process. The Nominating and Corporate Governance Committee: (i) reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership; (ii) evaluates the Board of Directors for effectiveness and makes a verbal presentation of its findings to the Board of Directors; (iii) determines whether the current members of the Board of Directors who satisfy the criteria for Board of Directors membership are willing to continue in service; if the current members of the Board of Directors are willing to continue in service, the Nominating and Corporate Governance Committee evaluates the performance of such board members and considers those current members for re-nomination, and if the current members of the Board of Directors are not willing to continue in service or if there will be an increase in the number of directors on the Board of Directors, the Nominating and Corporate Governance Committee considers candidates who meet the criteria for Board of Directors membership; (iv) if necessary, engages a search firm to assist with the identification of potential candidates; (v) compiles a list of potential candidates; (vi) evaluates the prospective candidates, including candidates recommended by stockholders, to determine which of the prospective candidates, if any, will best represent the interests of all stockholders and determines whether any conflicts of interest exist; (vii) holds meetings to narrow the list of prospective candidates; (viii) along with the Chair of the Board of Directors and management, interviews a select group of prospective candidates; (ix) approves the candidate or candidates who are most likely to advance the best interests of the stockholders; and (x) recommends the selected candidate or candidates to the Board of Directors and the stockholders for approval. The Nominating and Corporate Governance Committee, which may request the assistance of members of the Board of Directors who are not on the Nominating and Corporate Governance Committee in the execution of its duties, carefully document the selection and evaluation process.

Stockholder Communications

The Company has a policy whereby stockholders may communicate directly with the Company’s Board of Directors, or individual members of the Board, by writing to the Company at:

Capstone Turbine Corporation

16640 Stagg Street

Van Nuys, CA 91406

Attention: Jayme Brooks, Secretary

and indicating prominently on the outside of any envelope that the communication is intended for: (i) the Board of Directors; (ii) the Chair of the Board of Directors; (iii) a specific committee of the Board of Directors; (iv) the non‑management directors; or (v) any director or subset of directors of the Board of Directors. The Secretary of the Board of Directors reviews all correspondence and regularly forwards to the appropriate director, directors or the Board of Directors, copies of all communications that, in the opinion of the Secretary, deal with the functions of or otherwise require the attention of individual directors, the Board of Directors or committees or subsets thereof. Unless, in the opinion of the Secretary, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Chair of the Board, the Chair of the appropriate committee or the director who presides during non‑management executive sessions. Directors may, at any time, review a log of all correspondence received by the Company in accordance with the policy and request copies of any such correspondence.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE CAPSTONE TURBINE CORPORATION 2017 EQUITY INCENTIVE PLAN

The Capstone Turbine Corporation 2017 Equity Incentive Plan (the “2017 Plan”) was originally adopted by our Board of Directors on June 30, 2017 and approved by the stockholders on August 30, 2017. On June 5, 2018, our Board of Directors approved an amendment of the 2017 Plan (the “Plan Amendment”), subject to stockholder approval, to increase the aggregate number of shares of common stock authorized for issuance under the 2017 Plan by 3,000,000 shares of common stock.

The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The Plan Amendment is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants at levels determined to be appropriate by the Board of Directors and the Compensation Committee to motivate, attract and retain the services of such individuals and align their financial interests with those of our stockholders. A copy of the 2017 Plan and the Plan Amendment are attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

As of July 3, 2018, there were stock options to acquire 212,392 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $20.71 and a weighted average remaining term of 2.6 years. In addition, as of July 3, 2018, there were 2,008,636 unvested full value awards with time-based vesting and 297,327 unvested full value awards with performance vesting outstanding under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of July 3, 2018. As of July 3, 2018, there were 1,255,410 shares of common stock available for awards under our equity compensation plans.

Summary of the Material Features of the 2017 Plan, as amended by the Plan Amendment

The material features of the 2017 Plan, as amended by the Plan Amendment (the “Amended 2017 Plan”), are:

•	The maximum number of shares of common stock to be issued under the Amended 2017 Plan is increased from 3,000,000 to 6,000,000;
•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, dividend equivalent rights and cash-based awards is permitted;

•

Shares tendered or held back for taxes will not be added back to the reserved pool under the Amended 2017 Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the Amended 2017 Plan;

•	Stock options and stock appreciation rights may not be repriced in any manner without stockholder approval;
•	The value of all awards awarded under the Amended 2017 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $300,000;
•	Any material amendment to the Amended 2017 Plan is subject to approval by our stockholders; and
•	The term of the Amended 2017 Plan will expire on August 30, 2027.

Based solely on the closing price of our common stock as reported by NASDAQ on July 3, 2018 and the maximum number of shares that would have been available for awards as of such date under the Amended 2017 Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Plan was  $6.1 million.

Rationale for Share Increase

The Plan Amendment is critical to our ongoing effort to build stockholder value. Equity awards are an important component of our executive and non-executive employee compensation programs. Our Board of Directors and Compensation Committee believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success. Our Compensation Committee determined the size of the proposed increase under the Plan Amendment based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. This includes an equity-based compensation design that emphasizes a mix of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”), versus more dilutive stock options. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Burn rate  A measure of the rate at which companies use shares available for grant under their equity compensation plans is an important factor for investors concerned about stockholder dilution. In setting and recommending to stockholders the number of additional shares to be authorized under the Amended 2017 Plan, the Compensation Committee and the Board of Directors considered the Company’s burn rates for all grants of equity awarded by the Board of Directors for the past three fiscal years ended March 31, 2018, 2017 and 2016. The following table sets forth information regarding historical awards granted for the fiscal years ended March 31, 2018, 2017 and 2016, and the corresponding net burn rate. The net burn rate is calculated by adding options and full value awards granted, less any options and full-value awards forfeited, cancelled, or expired, divided by the weighted average shares outstanding. Our three-year average net burn rate is 1.8%.

	Fiscal Year
Share Element	2018	2017	2016
Stock Options Granted	—	88,930	29,225
Full-Value Awards Granted(1)	1,990,353	295,606	539,771
Less: Stock Options Forfeited, Cancelled or Expired	(102,145)	(242,024)	(219,764)
Less: Full-Value Awards Cancelled(1)	(51,740)	(74,406)	(33,112)
Net Awards Granted(2)	1,836,468	68,106	316,120

Weighted average common shares outstanding during the fiscal year	51,339,000	32,074,000	18,162,000

Annual Net Burn Rate	3.6%	0.2%	1.7%

Three-Year Average Net Burn Rate	1.8%

(1)	Full value awards granted consist of restricted stock units.
(2)	Net Awards Granted represents the sum of Stock Options Granted and Full-Value Awards Granted, less Stock Options and Full- Value Awards that forfeited, cancelled or expired.

The 2017 Plan currently authorizes the issuance of up to 3,000,000 shares of common stock (or approximately 4.7% of outstanding shares at July 3, 2018). As of July 3, 2018, 2,242,499 of those shares have been issued or are subject to outstanding awards, leaving only 757,501 shares available for future awards. The Board of Directors and the Compensation Committee do not believe that the number of shares available for issuance under the 2017 Plan is sufficient in light of our compensation strategy and objectives. Accordingly, the Board of Directors is proposing to increase the number of shares available under the 2017 Plan by 3,000,000 shares to approximately 9.3% of outstanding shares as of July 3, 2018, on a fully diluted basis.

Summary of the Amended 2017 Plan

The following description of certain features of the Amended 2017 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2017 Plan and the Plan Amendment, which are attached as Appendix A to this Proxy Statement and incorporated herein by reference.

Administration  The Amended 2017 Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2017 Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility; Plan Limits    All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Amended 2017 Plan, subject to the discretion of the administrator. As of July 3, 2018, approximately 159 individuals would have been eligible to participate in the Amended 2017 Plan, which includes three executive officers, 149 employees who are not executive officers and seven non-employee directors. There are certain limits on the number of awards that may be granted under the Amended 2017 Plan. For example, no more than 2,000,000 shares of common stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one calendar year period. The maximum performance-based award payable to any grantee in a performance cycle is 2,000,000 shares of common stock or $3,000,000 for cash-based awards. In addition, no more than 3,000,000 shares of common stock may be granted in the form of incentive stock options.

Director Compensation Limit    The Amended 2017 Plan provides that the value of all awards awarded under the Amended 2017 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $300,000.

Stock Options    The Amended 2017 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended 2017 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NASDAQ Capital Market on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised; provided, that the vesting period applicable to any option may not be less than one year except in the case of a “sale event,” as defined in the Amended 2017 Plan. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee in circumstances involving the optionee’s death, disability, retirement or termination of employment, or a change in control (including a “sale event,” as defined in the Amended 2017 Plan). In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended 2017 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights   The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine provided, that the vesting period applicable to any stock appreciation rights may not be less than one year except in the case of a “sale event,” as defined in the Amended 2017 Plan. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock   The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period; provided, that the vesting period applicable to any restricted stock may not be less than one year except in the case of a “sale event,” as defined in the Amended 2017 Plan. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted Stock Units    The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period; provided, that the vesting period applicable to any restricted stock units may not be less than one year except in the case of a “sale event,” as defined in the Amended 2017 Plan. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the restricted stock units may be credited with dividend equivalent rights.

Unrestricted Stock Awards   The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Amended 2017 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights    The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of a restricted stock unit award or as a freestanding award. Dividend equivalent rights granted as a component of a restricted stock unit award will be settled only upon settlement or payment of, or lapse of restrictions on, such award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards  The Compensation Committee may grant cash bonuses under the Amended 2017 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions    In the event of a change of control, the parties to the “sale event,” as defined in the Amended 2017 Plan, agree that such awards will be assumed or continued by the successor entity. If such awards are not assumed or continued by the successor entity, the Amended 2017 Plan provides that upon the effectiveness of a sale event, except as otherwise provided by the Compensation Committee in the award agreement, all options and stock appreciation rights and all other awards with time-based conditions will become vested and exercisable upon the sale event. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights. The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc.  The Amended 2017 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended 2017 Plan, to certain limits in the Amended 2017 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding  Participants in the Amended 2017 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting; provided that, to the extent necessary to avoid adverse accounting treatment, such share withholding may be limited to the minimum required tax withholding obligation. The Compensation Committee may also require awards to be subject to mandatory share withholding up to the required withholding amount.

Amendments and Termination    The Board of Directors may at any time amend or discontinue the Amended 2017 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ Capital Market, any amendments that materially change the terms of the Amended 2017 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Amended Plan    The Plan Amendment was approved by our Board of Directors on June 5,  2018. Awards of incentive options may be granted under the Amended 2017 Plan until the tenth anniversary of June 5, 2018. No other awards may be granted under the Amended 2017 Plan after the date that is ten years from the date of stockholder approval of the 2017 Plan.

Amended 2017 Plan Benefits

Because the grant of awards under the Amended 2017 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended 2017 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Plan, please see “Compensation of Officers and Directors” Section for information concerning the benefits that were received by each named executive officer and all current directors during the fiscal year ended March 31, 2018.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended 2017 Plan. It does not describe all federal tax consequences under the Amended 2017 Plan, nor does it describe state or local tax consequences.

Incentive Options  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options  No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards  The Company generally will be entitled to a tax deduction in connection with an award under the Amended 2017 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions    Under Section 162(m) of the Code, the Company’s deduction for certain awards under the Amended 2017 Plan may be limited to the extent that a “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding securities authorized for issuance under equity compensation plans as of March 31, 2018:

Number of
	Number of			securities
	securities to be			remaining
	issued upon			available for
	exercise of	Weighted-average		future issuance
	outstanding	exercise price of		under equity
	options and	outstanding		compensation
Plan Category	rights	options and rights		plans
Equity Compensation Plans Approved by Securityholders	2,224,003	$20.71		1,557,624	(1)
Equity Compensation Plans Not Approved by Securityholders	—	—		—
Total	2,224,003	$20.71	(2)	1,557,624

(1)	The shares available for stock options, restricted stock, restricted stock units and other awards under the 2017 Plan are included in this number.

(2)	The weighted‑average exercise price does not take into account restricted stock units as there is no exercise price associated with restricted stock units.

Vote Required

A quorum being present, the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of the Plan Amendment. You may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on this proposal.  For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO CAPSTONE TURBINE CORPORATION’S 2017 EQUITY INCENTIVE PLAN.

EXECUTIVE OFFICERS OF THE COMPANY

The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below. The age of and biographical information regarding each executive officer is based on information furnished to the Company by each executive officer and as of July 3, 2018.

The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
Darren R. Jamison	52	President & Chief Executive Officer
Jayme L. Brooks	47	Chief Financial Officer & Chief Accounting Officer
James D. Crouse	54	Executive Vice President of Sales & Marketing

The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The following is a biographical summary of the experience of the executive officers of the Company who are not members of the Company’s Board of Directors:

Darren R. Jamison. See “Proposal 1—Election of Directors to the Board of Directors—Information About Our Directors for information” pertaining to Mr. Jamison.

Jayme L. Brooks.  Ms. Brooks has served as our Chief Financial Officer and Chief Accounting Officer since April 2015. She served as Vice President of Finance and Chief Accounting Officer from November 2008 to April 2015. She previously served as Vice President of Financial Planning and Analysis, Interim Chief Accounting Officer and Director of Financial Reporting of the Company. Previously, she served as Vice President and Controller of Computer Patent Annuities North America LLC, a company providing solutions for intellectual property management needs, technology renewal services, software tools and portfolio management. Ms. Brooks holds a Bachelor of Arts degree in Business Economics from the University of California at Santa Barbara and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Ms. Brooks is a Certified Public Accountant (active) licensed in California and a member of Financial Executives International.

James D. Crouse.  Mr. Crouse joined us in February 2007 as Executive Vice President of Sales & Marketing. He leads Capstone’s Sales, Marketing and Product Development efforts globally. Since joining Capstone, Mr. Crouse has helped us bring several new clean energy and renewable microturbine products to market. Mr. Crouse is a member of the board of the World Alliance for Decentralized Energy (WADE), a business accelerator associated with the worldwide development of high-efficiency cogeneration, onsite power and decentralized renewable energy systems that deliver substantial economic and environmental benefits. He served as the Chair of the Board of WADE. WADE’s membership includes more than 200 corporate leaders in the decentralized‑energy industry and national cogeneration and decentralized energy associations worldwide. In December 2010, U.S. Secretary of Commerce Gary Locke named Mr. Crouse to the Renewable Energy and Energy Efficiency Advisory Committee, a national advisory committee of leading U.S. renewable energy and energy efficiency companies. Mr. Crouse was reappointed in 2012 and is one of 37 members on this committee which will advise the Secretary of Commerce on the development and implementation of programs and policies to help expand the global competitiveness of the U.S. renewable energy and energy efficiency industries. Mr. Crouse has testified before Congress on a number of issues. He testified on Capstone’s innovative technology and opportunities for combined heat and power in the energy efficiency sector. Prior to joining Capstone, Mr. Crouse was President of Navitas Consulting, where he specialized in assisting client companies with growing their businesses. Prior to his employment with Navitas Consulting, Mr. Crouse was General Manager of the Gas Engine Group for Valley Power Systems, the GE Jenbacher distributor. Additionally, Mr. Crouse served as President of JST Energy and Vice President of Crown Engineering & Construction. Mr. Crouse is a member of the California Association of Building Energy Consultants, and he is a licensed General Engineering Contractor “A” in California.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

Section 14A of the Exchange Act, put in place by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company to seek a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers (“Say-on-Pay” vote) as disclosed pursuant to Item 402 of Regulation S-K, and accompanying compensation tables and the related narrative disclosure in this Proxy Statement. Because the required vote is advisory, the result of the vote is not binding upon the Board of Directors.

We believe that executive compensation should be linked to the Company’s performance and aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

The Compensation Committee values the perspectives and concerns of our stockholders regarding executive compensation. The Compensation Committee has in the past and intends to continue to maintain in the future an open dialogue with stockholders to foster greater communication and transparency on our executive compensation programs.

At the 2017 Annual Meeting, we sought a non-binding advisory vote on the compensation of our named executive officers.  This Say-on-Pay proposal was approved by about two-thirds of the votes cast. During the last twelve months, Company executives regularly held meetings with stockholders and participated in professional investor conferences to hear stockholder views on the Company’s financial performance, strategic business plans, corporate governance, executive compensation, and related subjects. Based on stockholder feedback, the Compensation Committee made significant changes to the executive compensation program to further link executive compensation to stockholder interests and place a heavier emphasis on compensation vehicles that increase stock ownership among our executives.

Specifically, over the course of Fiscal 2018, the Compensation Committee made the following enhancements to our executive compensation programs:

•

Approved a new Executive Annual Incentive Program (“AIP”) for Fiscal 2019 that transitions from the 2018 Program, under which bonuses were paid exclusively based on reaching EBITDA breakeven, to a new program based on both revenue and Adjusted EBITDA to focus on concrete growth and profitability achievement.

•

Expanded eligibility for performance-based long-term incentives such that long-term incentives for all named executive officers now include a mix of restricted stock units subject to time-based vesting and restricted stock units subject to performance-based vesting, which further strengthens the alignment of executive compensation and stockholder returns, while also increasing executive stock ownership.

Proposal

The Company is presenting this proposal, which gives you as a stockholder the opportunity to express your view on the compensation of our named executive officers by voting for or against the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and other narrative executive compensation disclosures contained in the Company’s 2018 Proxy Statement, is hereby APPROVED.”

Position of Board of Directors

As discussed in this proxy statement under the “Compensation of Officers and Directors” Section, the Compensation Committee of the Board of Directors believes that the executive compensation for the year ended March 31, 2018, is reasonable and appropriate, is justified by the performance of the Company and is the result of a carefully considered approach after taking into account feedback from our stockholders.  Our executive compensation program is designed to attract, motivate and retain a highly qualified group of executives and maintain a close correlation between the rewards to the Company’s executives and the strategic success of the Company and the performance of its stock.

Effect of Vote

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board of Directors; however, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay vote when determining future executive compensation arrangements.

Vote Required

A quorum being present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this resolution. Even though this vote will neither be binding on the Company or the Board of Directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST this proposal. Broker non-votes will have no effect on this proposal.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

COMPENSATION OF OFFICERS AND DIRECTORS

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this Proxy Statement. Although the rules allow the Company to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions.

During Fiscal 2018, the Compensation Committee took decisive measures to adjust our executive compensation program to be responsive to stockholder feedback received over the last several years — in particular, increasing stock ownership levels for our Chief Executive Officer (“CEO”) and the other named executive officers (together with the CEO, the “NEOs”). The new executive compensation program, which was approved in Fiscal 2018, has been fully adopted and implemented for Fiscal 2019. The new program was carefully designed to reflect stockholder feedback, build on the momentum the Company gained in Fiscal 2018 and continue to focus our NEOs on growing the business, improving profitability, and driving stockholder returns. It also summarizes the executive compensation program and results for our NEOs for Fiscal 2018.

Oversight of Executive Compensation and Role of the Compensation Committee

The Compensation Committee is comprised of independent, non-employee members of the Board of Directors and oversees the executive compensation program for our NEOs and makes recommendations to the Board of Directors regarding the compensation of our CEO. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which may be accessed at our website, www.capstoneturbine.com, by clicking “Investors” and then “Corporate Governance.” The Compensation Committee reviewed its Charter at the end of Fiscal 2018, and the revised Charter was approved by the Compensation Committee on April 20, 2018.

The Compensation Committee uses data from a peer group to inform its compensation recommendations for our CEO and its compensation decisions for the other NEOs. The Compensation Committee annually assesses the composition of this peer group. In recommending and setting compensation for Fiscal 2018, the Compensation Committee reviewed information provided by its independent compensation consultant at that time, Willis Towers Watson, regarding comparative market data, including a comprehensive analysis of total compensation and compensation components based on the peer group and published survey data appropriate to the Company’s annual revenue. Willis Towers Watson reviewed the peer group for appropriateness based on a variety of factors including: similarities in revenue levels and size of market capitalization, similarities to the industries in which we operate, and the overlapping labor market for top management talent. As a result of this review, the Committee determined the following peer group of companies most closely approximated the size, scope and complexity of our business for the purposes of setting compensation for Fiscal 2018:

Power Solutions International	Westport Innovations	Ultralife
Enphase Energy	Pioneer Power Solutions	Ballard Power Systems
Allied Motion Technology	FuelCell Energy	Energy Recovery
Vicor	Plug Power	Northern Power Systems
Broadwind Energy	American Superconductor	P10 Industries

The compensation reports provided by Willis Towers Watson include detailed information regarding base salary, target cash incentive, target total cash, actual total cash, estimated value of long-term incentive compensation and target total direct compensation for individuals deemed to be comparable to our executive officers in the peer group. The Compensation Committee used this information to assess the levels of compensation that are appropriate for our executive officers, including our NEOs. The Compensation Committee performs an annual assessment of the compensation consultants' independence and determined the compensation consultant’s work for the 2018 Fiscal Year did not raise any conflicts of interest.

In November 2017, pursuant to its charter, the Compensation Committee engaged Pearl Meyer as its compensation consultant. Pearl Meyer reports directly to the Compensation Committee and does not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules and has determined that work performed by Pearl Meyer does not create a conflict of interest.

Annual Risk Assessment  To determine the level of risk arising from our compensation policies and practices, the Company conducted an executive compensation risk assessment during the 2018 Fiscal Year under the oversight of the Compensation Committee. Several areas of potential compensation risk were reviewed, including competitiveness of pay, the balance between fixed and variable, performance-based elements, the balanced nature of the incentive plan performance measures, the target-setting process for the measures, capped incentive payouts, program alignment with stockholder returns, stock ownership guidelines, and anti-hedging and anti-pledging policies. The Compensation Committee noted that the Company’s compensation programs overall mitigate risk and protect stockholder interests.

Executive Summary

The Compensation Committee values the perspectives and concerns of our stockholders regarding executive compensation and is committed to an ongoing, open dialogue with its investors to foster greater communication and transparency. During the last twelve months, the Company regularly held meetings with stockholders and participated in professional investor conferences to hear stockholder views on a variety of topics, including the Company’s executive compensation program. Based on stockholder feedback, over the course of Fiscal 2018, the Compensation Committee took several important steps to continue strengthening the alignment between the design of the executive compensation program and the Company’s business strategy and future growth objectives, as well as to place a heavier emphasis on compensation vehicles that increase stock ownership among our executives.

•

Engaged a new compensation consultant. In November 2017, the Compensation Committee engaged Pearl Meyer, a leading independent executive compensation consulting firm, to gain further insight on current pay practices to ensure that our approach going forward effectively balances competitive market practices, stockholder expectations, best-practice governance standards and our business strategy and goals.

•

Approved a new Executive Annual Incentive Program for Fiscal 2019 that enhances the focus on growth and profitability. Annual incentives under our Annual Incentive Plan (“AIP”) for Fiscal 2019 will be paid based on the achievement of pre-determined revenue and Adjusted EBITDA performance goals. For Fiscal 2019, Mr. Jamison, Ms. Brooks, and Mr. Crouse have target bonus percentages (as a percentage of base salary) of 100%, 45% and 45%, respectively.

•

Expanded eligibility for performance-based long-term incentives to all NEOs. For Fiscal 2019 a meaningful portion of compensation for all of our NEOs will continue to be in the form of long-term incentives. Fiscal 2019 long-term incentives awards include a mix of performance-based restricted stock units (“PRSUs”) and time-based restricted stock units (“RSUs”), which increases the emphasis on variable pay and further strengthens the alignment of executive compensation and stockholder returns, while also increasing executive stock ownership and supporting the Company’s leadership retention strategy.

o	PRSUs are earned based on the achievement of pre-determined Free Cash Flow and Aftermarket Sales Absorption goals measured in the third year of a three-year performance period.
o

PRSUs will comprise 50% of our CEO’s long-term incentive award and 25% of the long-term incentive awards for the other NEOs. The remainder of the long-term incentives will be RSUs, which vest in annual increments of 33.33% over three years on each anniversary of the date of grant.

This new pay mix structure increases the performance-based portion of compensation and better aligns the interests of our NEOs with our stockholders. The charts below show the relative composition of target total direct compensation for our NEOs. All figures below are shown as a percentage and rounded to the nearest whole number.

Note: The RSUs for Fiscal 2019 were granted on February 13, 2018

Based on the Company’s solid performance, the Compensation Committee also took the following actions during Fiscal 2018 to recognize our NEO’s financial achievements and strategic contributions to the business during another challenging year in our industry:

•

Approved salary increases during Fiscal 2018 for Ms. Brooks and Mr. Crouse of approximately 10% and 4%, respectively were effective as of November  13, 2017. Mr. Jamison did not receive a salary increase for Fiscal 2018. Mr. Jamison, Ms. Brooks and Mr. Crouse did not receive salary increases for Fiscal 2017. At the end of Fiscal 2018, the Compensation Committee also approved salary increases effective for Fiscal 2019 for certain of our NEOs as the salaries for those NEOs were below market. Please see “Components and Results of the Fiscal 2018 Executive Compensation Program—Base Salary” for additional information regarding NEOs’ base salaries.

•

Approved cash incentive award payouts at target under the Leadership Incentive Program for Mr. Jamison, Ms. Brooks and Mr. Crouse — since the Company met its EBITDA breakeven goal by delivering consecutive positive quarterly Adjusted EBITDA (calculated as set forth below under the heading “Annual Incentive Compensation, Targets and Results”) during the third and fourth quarters of the fiscal year.

•

Granted one-time, special recognition equity awards to our NEOs based on their extraordinary efforts to achieve EBITDA breakeven for two consecutive quarters in Fiscal 2018, as well as to increase their equity ownership and further support retention in light of the fact that Mr. Jamison, Ms. Brooks and Mr. Crouse did not receive any equity awards for Fiscal 2017. RSUs granted to all NEOs vest 100% at the end of a two year vesting period, while PRSUs granted only to Mr. Jamison vest at the end of a two-year performance period based on the degree to which individual performance goals for Mr. Jamison are achieved, as determined by the Compensation Committee.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by the Company’s CEO and the other NEOs for services rendered to the Company and its subsidiaries for the fiscal years ended March 31, 2018 and 2017.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary(1)	Bonus	Awards(2)	Awards	Compensation (3)	Compensation(4)		Total
Darren R. Jamison	2018	$487,200	$—	$267,500	$—	$487,200	$6,214		$1,248,114
President & Chief Executive Officer	2017	487,200	—	—	—	—	7,935		495,135
Jayme L. Brooks	2018	255,829	—	263,800	—	163,500	5,672		688,801
Chief Financial Officer & Chief Accounting Officer	2017	247,500	—	—	—	—	5,447		252,947
James D. Crouse	2018	283,333	—	231,750	—	203,000	24,273	(5)	742,356
Executive Vice President of	2017	280,000	—	—	—	—	26,734	(5)	306,734
Sales & Marketing

(1)	Salary increases during Fiscal 2018 for Ms. Brooks and Mr. Crouse of approximately 10% and 4%, respectively were effective as of November 13, 2017.

(2)

This column represents the aggregate grant date fair value of RSUs granted in the years presented in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the estimated impact of forfeitures related to service-based vesting conditions. Grant date fair, value is calculated using the closing price of Capstone’s stock on the date of grant. For a discussion of the valuation assumptions, see Note 9 to the Company’s financial statements included in the Company’s Annual Report on Form 10 K for the 2018 Fiscal Year. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures.

(3)	This column represents incentive bonuses paid pursuant to the Leadership Incentive Plan.

(4)	This column represents Company vacation payouts, contributions to the 401(k) plan and premiums paid by the Company for life insurance.

(5)	Includes cash disbursement in lieu of fringe benefit accruals.

Components and Results of the Fiscal 2018 Executive Compensation Program

The basic components of compensation applicable to our NEOs are base salary, annual incentive compensation and long-term incentives. Our NEOs are also eligible for employee benefits consistent with those offered to other employees of the Company and for severance and change of control benefits.

Base Salary    Base salary is intended to provide a level of assured cash compensation that is competitive in the marketplace to our executive officers. It is based on the individual’s qualifications and experience with the Company, past performance, taking into account all relevant criteria, value to the Company, the Company’s ability to pay and relevant competitive market data. For Fiscal 2018, the Compensation Committee approved the following base salary increases:

	Base Salary for	Base Salary for
NEO	2018 Fiscal Year	2017 Fiscal Year	% Increase
Darren R. Jamison	$487,200	$487,200	0%
Jayme L. Brooks	$272,500	$247,500	10%
James Crouse	$290,000	$280,000	4%

On April 1, 2018, the Compensation Committee approved a base salary increase of $28,000 or 6% for Fiscal 2019 for Mr. Jamison.

The Fiscal 2018 base salary adjustment effective November 13, 2017 for Ms. Brooks was part of a multi-year plan to bring her base salary to competitive market levels that recognize her role and responsibilities as Chief Financial Officer and Chief Accounting Officer. In addition, as part of this plan, on April 1, 2018, Ms. Brooks received a 10% increase to her base salary and is also eligible for an additional $25,000 increase to her base salary effective October 1, 2018. These three adjustments will bring Ms. Brooks’ base salary to a market-competitive level during Fiscal 2019.

The Fiscal 2018 base salary adjustment effective November 13, 2017 for Mr. Crouse was based on market data for his position. The Compensation Committee did not change Mr. Crouse’s base salary for Fiscal 2019.

Annual Incentive Compensation, Targets and Results    For Fiscal 2018, our NEOs were eligible for performance-based cash incentive awards under the Leadership Incentive Program. Mr. Jamison, Ms. Brooks and Mr. Crouse had target bonus percentages of 100%, 60% and 70%, respectively.  The Leadership Incentive Program was implemented at the end of Fiscal 2017 to focus our NEOs on driving future growth and profitability. Specifically, this program was designed to reward our NEOs and other senior executives if the Company were to reach EBITDA breakeven at the end of any two consecutive quarters in Fiscal 2018, subject to the Company’s standard clawback provisions. For the purposes of EBITDA calculation in relation to this program, the Compensation Committee agreed to use Adjusted EBITDA. Adjusted EBITDA for purposes of the Leadership Incentive Program, is defined as EBITDA before stock-based compensation expense, restructuring charges, Leadership Incentive Program and the change in warrant valuation and warrant issuance expenses. Restructuring charges include facility consolidation costs and one-time costs related to the company’s cost reduction initiatives. The Leadership Incentive Program was put into place only for Fiscal 2018 and, as such, it is included in the Adjusted EBITDA items for this one-time program.

At the end of Fiscal 2018, the Company met its EBITDA breakeven goal by delivering consecutive positive quarterly Adjusted EBITDA results during the third and fourth quarters of the fiscal year. Given this result, in addition to positive quarterly cash flow from operations and record quarterly aftermarket accessories, parts and service revenue, the Compensation Committee approved target cash incentive awards to each of our NEOs as follows:

	Target Award	Target Award	Actual Award
	Opportunity	Opportunity	Payout
NEO	(% of Salary)	(in dollars)	(in dollars)
Darren R. Jamison	100%	$487,200	$487,200
Jayme L. Brooks	60%	$163,500	$163,500
James D. Crouse	70%	$203,000	$203,000

For Fiscal 2019, Compensation Committee approved a new Executive Annual Incentive Program, which provides incentive opportunities based on the achievement of pre-determined revenue and Adjusted EBITDA performance goals. Target annual incentive opportunities are expressed as a percentage of base salary, and were established based on the NEO’s level of responsibility and his or her ability to impact overall results. The Compensation

Committee also considers market data in setting target award amounts. Target award opportunities for Fiscal 2019 are as follows:

Target Award
Opportunity
NEO	(% of Salary)
Darren R. Jamison	100%
Jayme L. Brooks	45%
James D. Crouse	45%

Long-Term Incentive Targets and Awards    In discharging its responsibility for administering the Company’s stock-based compensation programs, the Compensation Committee regularly monitors and evaluates the total cost of such programs, based on information provided annually by, and in consultation with, the Company’s independent compensation consultant. This information includes share utilization and annual grant levels. The Compensation Committee determines the appropriate award to each NEO by assessing equity incentive awards made to officers of comparable companies.

Long-term incentive awards are designed to keep senior executives focused on the execution of longer-term financial and strategic growth goals that drive stockholder value creation, as well as support the Company’s leadership retention strategy. As such, the Compensation Committee determined that this equity-based compensation should be comprised of a mix of equity vehicles that could include PRSUs,  RSUs and stock options.

At the beginning of the 2018 Fiscal Year, based on the Company’s focus on repositioning itself for future growth and profitability and the continuing challenges of the economic environment, the Compensation Committee unanimously agreed to temporarily suspend any long-term incentive award grants.  Given the Company’s strong results during the 2018 Fiscal Year and to increase equity ownership among our NEOs, on February 13, 2018, the Compensation Committee granted RSU awards to our NEOs in recognition of their discipline and commitment to growing the business and creating long-term value. These RSUs are also intended to support the Company’s leadership retention objectives as the Compensation Committee believes our NEOs are critical to the continuing success of the Company. Mr. Jamison received 152,273 RSUs, Ms. Brooks received 127,841 RSUs, and Mr. Crouse received 111,648 RSUs. The RSUs vest over three years in annual increments of 33.33% on each anniversary of the date of the grant.

On June 4, 2018, our NEOs also received long-term incentive award grants in the form of PRSUs after the performance measurement was finalized, which are earned based on the achievement of pre-determined Free Cash Flow and Aftermarket Sales Absorption goals measured in the third year of a three-year performance period (2019-2021). The table below shows the long-term incentive award values granted for Fiscal 2019 for each of the NEOs.

	Value of Target	Value of Target
Executive Officer	RSUs Granted(1)	PRSUs Granted(2)	Total Value
Darren R. Jamison	$134,000	$134,000	$268,000
Jayme L. Brooks	$112,500	$37,500	$150,000
James D. Crouse	$98,250	$32,750	$131,000

(1)	Award amounts for RSUs were determined based on the closing price of our common stock ($0.88) on the date of grant on February 13, 2018.

(2)	Award amounts for PRSUs were determined based on the closing price of our common stock ($1.59) on the date of grant on June 4, 2018.

In addition, based on our NEOs extraordinary efforts to achieve EBITDA breakeven for two consecutive quarters in Fiscal 2018, as well as to increase their equity ownership and further support retention the following one-time, special recognition equity awards were granted on February 14, 2018: Mr. Jamison received 150,000 RSUs and 150,000 PRSUs, Ms. Brooks received 170,000 RSUs, and Mr. Crouse received 150,000 RSUs. The RSUs vest 100% at the end of a two year vesting period, while the PRSUs vest at the end of a two-year performance period based on the degree to which individual performance goals for Mr. Jamison are achieved, as determined by the Compensation Committee.

Grants of Plan‑Based Awards

Information about each grant of a plan‑based award made to a NEO during the 2018 Fiscal Year is set forth in the table below.

					All Other
					Stock
					Awards:		Grant Date
		Estimated Possible Payouts			Number of		Fair Value
		Under Non-Equity Incentive			Shares of		of Stock
		Plan Awards(1)			Stock or		and Option
Name	Grant Date	Threshold	Target	Maximum	Units(2)		Awards(3)
Darren R. Jamison		$—	$487,200	$—	—		$—
	02/14/2018	—	—	—	150,000	(4)	133,500
	02/13/2018	—	—	—	152,273	(5)	134,000
Jayme L. Brooks		—	163,500	—	—		—
	02/14/2018	—	—	—	170,000	(4)	151,300
	02/13/2018	—	—	—	127,841	(5)	112,500
James D. Crouse		—	203,000	—	—		—
	02/14/2018	—	—	—	150,000	(4)	133,500
	02/13/2018	—	—	—	111,648	(5)	98,250

(1)

The estimated payouts shown reflect cash bonus awards granted under the Leadership Incentive Program, where receipt is contingent upon the achievement of specified performance goals. See the section above entitled “COMPENSATION OF OFFICERS AND DIRECTORS—Components and Results of the Fiscal 2018 Executive Compensation Program— Annual Incentive Compensation, Targets and Results” for more information about the awards.

(2)	Reflects RSUs granted in Fiscal 2018, which vest in two years or three equal installments on each anniversary of the grant date, conditioned on continued service to the Company.

(3)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the estimated impact of forfeitures related to service-based vesting conditions.

(4)	Restricted stock units vest in two years with 100% vesting on second anniversary of February 14, 2018, conditioned on continued service to the Company.

(5)	Restricted stock units vest in three equal installments on each anniversary of February 13, 2018, conditioned on continued service to the Company.

Outstanding Equity Awards at 2018 Fiscal Year‑End

Information about outstanding equity awards held by our NEOs as of the end of the 2018 Fiscal Year is set forth in the table below.

	Option Awards				Stock Awards

					Number of		Market Value
					Shares or		of Shares or
	Number of Securities		Option	Option	Units of Stock		Units of Stock
	Underlying Unexercised Options		Exercise	Expiration	That Have		That Have
Name	Exercisable(1)	Unexercisable(1)	Price	Date(2)	Not Vested		Not Vested(3)
Darren R. Jamison	3,525	—	$28.00	05/14/2024	150,000	(4)	$172,500
	21,482	—	18.40	04/09/2023	152,273	(5)	175,114
	27,344	—	20.20	08/30/2022	2,500	(6)	2,875
	7,500	—	32.80	06/08/2021	1,250	(7)	1,438
	18,000	—	21.00	06/09/2020	—		—
	32,500	—	16.00	04/08/2019	—		—
	17,500	—	17.40	12/10/2018	—		—
Jayme L. Brooks	2,055	—	28.00	05/14/2024	170,000	(4)	195,500
	2,865	—	18.40	04/09/2023	127,841	(5)	147,017
	3,907	—	20.20	08/30/2022	1,000	(6)	1,150
	2,165	—	34.00	06/13/2021	312	(7)	359
	4,330	—	21.00	06/09/2020	—		—
	6,250	—	17.00	11/25/2018	—		—
James D. Crouse	3,291	—	28.00	05/14/2024	150,000	(4)	172,500
	11,719	—	20.20	04/09/2023	111,648	(5)	128,395
	8,594	—	18.40	08/30/2022	1,000	(6)	1,150
	3,750	—	32.80	06/08/2021	500	(7)	575
	3,750	—	21.00	06/09/2020	—		—
	3,750	—	17.40	12/10/2018	—		—

(1)	Options vested 25% on the first anniversary of the grant date and monthly thereafter on a pro rata basis over the next 36 months, conditioned on continued service to the Company.

(2)	All options terminate, if not sooner, at the expiration of ten years following the grant date.

(3)	Based on the closing sales price of our Common Stock of $1.15 on the NASDAQ Capital Market on March 31, 2018.

(4)	These RSUs vest with 100% vesting on second anniversary of February 14, 2018, conditioned on continued service to the Company.
(5)	These RSUs vest in three equal installments on each anniversary of February 13, 2018, conditioned on continued service to the Company.
(6)	These RSUs vest in two equal installments on each of the next two anniversaries of April 12, 2015, conditioned on continued service to the Company.
(7)	These RSUs vested on May 14, 2018.

Option Exercises and Stock Vested Table

Information about the vesting of RSUs during the 2018 Fiscal Year for each of our NEOs is set forth in the table below. None of our NEOs exercised stock options in Fiscal Year 2018.

	Stock Awards
	Number of
	Shares Acquired		Value Realized
Name	on Vesting		on Vesting
Darren R. Jamison	1,250	(1)	813	(1)
	1,250	(2)	1,025	(2)
	2,083	(3)	1,687	(3)
Jayme L. Brooks	312	(1)	203	(1)
	500	(2)	410	(2)
	277	(3)	224	(3)
James D. Crouse	500	(1)	325	(1)
	500	(2)	410	(2)
	833	(3)	675	(3)

(1)	On May 15, 2017, RSUs vested and the market value of the stock was $0.65 per share.

(2)	On April 12, 2017, RSUs vested and the market value of the stock was $0.82 per share.

(3)	On April 10, 2017, RSUs vested and the market value of the stock was $0.81 per share.

Employee Benefits    Executive officers are generally entitled only to benefits consistent with those offered to other employees of the Company. The Company offers group life, disability, medical, dental and vision insurance and an employee stock purchase program. The Company maintains a defined contribution 401(k) profit‑sharing plan in which all employees are eligible to participate. The plan also provides for both Company matching and discretionary contributions, which are determined by the Board of Directors. The Company matches 50 cents on the dollar up to 4% of the employee’s contributions. The Company’s match vests 25% a year over four years starting from the employee’s hire date.

Executive Employment Contracts, Termination of Employment and Change of Control Arrangements    In July 2018, the Company adopted the Capstone Turbine Corporation Amended and Restated Severance Pay Plan (the “Severance Plan”). The Severance Plan provides that, in the event that a NEO’s employment is terminated by the Company without Cause (as defined in the Severance Plan), our NEOs will be entitled to receive, subject to the execution of a separation agreement containing a general release of claims, a 26 weeks (or 52 weeks in the case of Mr. Jamison) of base salary continuation and reimbursement of COBRA premiums. Payments under the Severance Plan are reduced by any benefits received under the Change in Control Agreements or under any other severance agreement with the Company.

In June 2018, the Company entered into new Change in Control Agreements with each of our NEOs that provide for certain payments and benefits following a termination of the NEO’s employment either by the Company without Cause (as defined in the Change in Control Agreements) (other than due to the NEO’s death, the NEO being Disabled (as defined in the Change in Control Agreements), or the NEO becoming an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the Company) or by the covered Executive for Good Reason (as defined in the Change in Control Agreements), in either case within six months prior to or 24 months following a Change in Control (as defined in the Change in Control Agreements and such a termination, a “Qualifying Termination”). In the event of a Qualifying Termination, subject to the NEO signing and not revoking a separation agreement containing a general release of claims and a non-disparagement covenant (the “Separation Agreement”), compliance with his or her obligations under the Separation Agreement and compliance with any other continuing obligations to the Company or its successor, then the NEO will be eligible to receive (a) a severance payment equal to 1.0 times (or 2.0 times, in the case of Mr. Jamison) the sum of the NEO’s (i) annual base salary for the calendar year in which the Qualifying Termination occurs (or annual base salary in effect immediately prior to the Change in Control, if higher) and (ii) target annual incentive compensation for the calendar year in which the Qualifying Termination occurs, but pro-rated for the portion of such calendar year that falls prior to the Qualifying

Termination; (b) a monthly cash payment in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to the NEO if he or she had remained employed by the Company for up to 12 months (or 18 months, in the case of Mr. Jamison); and (c) acceleration of any unvested equity awards outstanding on the date of the Qualifying Termination, assuming achievement of performance criteria at target and without reduction for any shortened performance period in the case of performance-based equity awards.

The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

In the tables below, the amount of compensation payable to each of our NEOs is as if each situation occurred on March 31, 2018. The amounts presented in the tables below reflect amounts payable under the Company’s prior arrangements which were superseded by the Severance Plan and Change in Control Agreements discussed above.

Mr. Jamison

	Involuntary Termination		Involuntary Termination
			Related to
Executive Benefits and Payments upon Termination	without Cause		Change of Control
Cash Payments	$487,200	(1)	$730,800	(2)
Stock Options (unvested)	—		—
Restricted Stock Units (unvested)	—		351,926	(3)
Insurance Benefits	15,794	(4)	31,588	(5)
Total	$502,994		$1,114,314

(1)

Reflects a severance payment of Mr. Jamison’s annual base salary as of March 31, 2018 payable over a period of 12 months after termination, in accordance with a written agreement with Mr. Jamison dated December 18, 2006. This agreement was amended and restated effective June 14, 2012 to extend its term until June 14, 2015 and further amended effective June 14, 2015 to extend its term until June 14, 2018. This agreement terminated on June 14, 2018.

(2)

Reflects a lump sum severance payment equal to 18 months of Mr. Jamison’s base salary as of March 31, 2018, in accordance with a written agreement with Mr. Jamison dated December 18, 2006. This agreement was amended and restated effective June 14, 2012 to extend its term until June 14, 2015 and further amended effective June 14, 2015 to extend its term until June 14, 2018. This agreement terminated on June 14, 2018.

(3)

Reflects the value of unvested RSUs that become vested following a change in control, based on the market value of $1.15 per share on March 31, 2018. Full vesting is triggered if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the 2017 Plan.

(4)	Reflects payment of health benefit premiums to be paid for a period of six months.

(5)	Reflects payment of health benefit premiums to be paid for a period of 12 months.

The amount of compensation payable to each NEO if each situation occurred on March 31, 2018 is listed in the tables below. The amounts presented in the tables below reflect amounts payable under the Company’s prior arrangement which were superseded by the Severance Plan and Change in Control Agreements discussed above

Ms. Brooks

	Involuntary Termination		Involuntary Termination
			Related to
Executive Benefits and Payments upon Termination	without Cause		Change of Control
Cash Payments	$136,250	(1)	$436,000	(2)
Stock Options (unvested)	—		—
Restricted Stock Units (unvested)	—		344,026	(3)
Insurance Benefits	15,633	(4)	31,267	(5)
Total	$151,883		$811,293

Mr. Crouse

	Involuntary Termination		Involuntary Termination
			Related to
Executive Benefits and Payments upon Termination	without Cause		Change of Control
Cash Payments	$145,000	(1)	$493,000	(2)
Stock Options (unvested)	—		—
Restricted Stock Units (unvested)	—		302,620	(3)
Insurance Benefits	15,649	(4)	31,299	(5)
Total	$160,649		$826,919

(1)	Reflects a severance payment of six months of the executive’s base salary as of March 31, 2018 under our Severance Plan.

(2)

Reflects a lump sum severance payment equal to 12 months of the executive’s annual base salary plus cash incentive compensation for the year in which the effective date of the change in control occurs under our Change of Control Plan.

(3)

Reflects the value of unvested RSUs that become vested following a change in control, based on the market value of $1.15 per share on March 31, 2018. Full vesting is triggered if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the Incentive Plan.

(4)	Reflects payment of health benefit premiums to be paid for a period of six months.

(5)	Reflects payment of health benefit premiums to be paid for a period of 12 months.

COMPENSATION OF DIRECTORS

Following reelections at the 2017 annual meeting of stockholders held on August 31, 2017, each non‑employee director received an annual grant of RSUs with a market value of approximately $47,500, based on the value of our Common Stock on the date of grant. These RSUs will become vested upon completion of the annual term of the Board of Directors that included the date of grant.

During the 2018 Fiscal Year, each non‑employee director received a cash retainer of $30,000. The Chair of the Board received an additional $15,000 annual retainer. Each non‑employee director who served on the Audit Committee received a $7,500 annual retainer; except the Chair of the Audit Committee who received a  $10,000 annual retainer. Each non‑employee director who served on the Compensation and Nominating and Corporate Governance Committees received a $5,000 annual retainer; except the Chair of the Compensation and Nominating and Governance Committees who received a $7,500 annual retainer. Non‑employee directors may elect to receive shares of Common Stock in lieu of any cash retainer, based on the fair market value of Common Stock on the date that cash would have otherwise been paid. All payments are paid quarterly in arrears. If requested, all director expenses incurred in attending the Board of Directors or committee meetings are reimbursed by the Company.

In early Fiscal 2019, the Compensation Committee, upon the advice of Pearl Meyer, approved modest increases to the annual cash and equity retainers paid to the Chair of the Board and other outside directors, as well as to the Audit and Compensation Committee Chair annual cash retainers to ensure competitiveness of director compensation with other similar companies. The director cash retainer was increased by $5,000 to $35,000, the Chair of the Board additional cash retainer was increased by $10,000 to $25,000, and the director equity retainer was increased by $2,500 to $50,000. The Audit Committee Chair retainer was increased by $5,000 to $15,000, and the Compensation Committee Chair retainer was increased by $4,500 to $12,000.

Mr. Jamison, the Company’s President and Chief Executive Officer, does not receive compensation for serving as a member of the Board of Directors. The Company uses its fiscal year in reporting compensation rather than the term of the Board of Directors. Compensation amounts may be found to differ between the Company’s fiscal year and the term of the Company’s Board of Directors. Information about the compensation of the non‑employee directors for the 2018 Fiscal Year is set forth in the table below.

	Fees Earned or	Stock
Name	Paid in Cash(1)	Awards(2)	Total
Holly A. Van Deursen	$50,000	$47,500	$97,500
Paul DeWeese	37,500	47,500	85,000
Yon Y. Jorden	36,332	47,500	83,332
Noam Lotan	37,500	47,500	85,000
Gary J. Mayo	42,500	47,500	90,000
Eliot G. Protsch	45,000	47,500	92,500

(1)

For each term of the Board of Directors (beginning on the date of an annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders), a non‑employee director may elect to receive, in lieu of all or any portion of his or her annual retainer or committee fee cash payment, a stock award. The award is calculated by dividing the amount of the fee by the fair market value of a share of Common Stock on the date the fee is payable. For the 2018 Fiscal Year, 100% of the amount of the aggregate directors’ fees was paid in cash.

(2)

This column represents the aggregate grant date fair value of stock awards granted during the 2018 Fiscal Year calculated in accordance with FASB ASC Topic 718, excluding the estimated impact of forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 9 to the Company’s financial statements included in the Company’s Annual Report on Form 10‑K for the 2018 Fiscal Year. As of March 31, 2018, Messrs. DeWeese, Lotan, Mayo, Protsch and Mses.  Jorden and Van Deursen each held 74,218 RSUs that will vest on the date of the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth certain information as of July 3, 2018 (unless otherwise indicated) regarding beneficial ownership of Common Stock by: (1) each director, nominee for director and NEO of the Company; (2) all directors and executive officers as a group; and (3) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. As of July 3, 2018, there were 64,192,797 shares of Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law. The information provided in the table below is based on the Company’s records, information filed publicly with the SEC and other information provided to the Company.

	Amount and Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner**	Ownership(1)	Class
Named Executive Officers and Directors
Darren R. Jamison	243,975	*
James D. Crouse(2)	57,507	*
Jayme L. Brooks	49,228	*
Holly A. Van Deursen	192,668	*
Eliot G. Protsch	163,194	*
Noam Lotan	130,074	*
Gary J. Mayo	105,354	*
Paul DeWeese	106,995	*
Yon Y. Jorden	148,758	*
Robert C. Flexon(3)	41,875	*
All directors, director nominees and executive officers as a group (10 persons)	1,239,628	1.62%

*Less than one percent.

**Unless otherwise indicated, the address of each person listed is c/o Capstone Turbine Corporation, 16640 Stagg Street, Van Nuys, California 91406.

(1)

In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock open-market purchases and underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from July 3, 2018, are deemed outstanding. In addition, RSUs that will vest within 60 days of July 3, 2018 are deemed outstanding. The total number of shares of Common Stock underlying options, pursuant to which such individuals have rights to acquire beneficial ownership of Common Stock within 60 days, and the total number of RSUs that vest within 60 days are as follows:

	Shares
	Underlying		Open-Market
Name	Options	RSUs	Purchases
Darren R. Jamison	127,851	—	50,000
James D. Crouse	34,854	—	500
Jayme L. Brooks	21,572	—	10,189
Holly A. Van Deursen	2,000	74,218	66,436
Eliot G. Protsch	1,500	74,218	8,100
Noam Lotan	2,000	74,218	1,500
Gary J. Mayo	1,500	74,218	—
Paul DeWeese	—	74,218	5,000
Yon Y. Jorden	—	74,218	45,000
Robert C. Flexon	—	11,875	30,000
(2)	Mr. Crouse disclaims beneficial ownership of 1,000 shares transferred to his two youngest children.
(3)	Mr. Flexon was elected to the Company’s Board of Directors on April 19, 2018.

Stock Ownership Guidelines    In 2012, the Board of Directors established stock ownership guidelines applicable to senior executives (including the Named Executive Officers) and non‑employee directors in order to further align the interests of executives and directors with the interests of stockholders. These ownership guidelines provide that the subject persons should own Common Stock equal in value to a multiple of their annual salary (or, in the case of directors, their annual retainer) as follows:

Chief Executive Officer	4 times annual base salary
Executive Vice Presidents	2 times annual base salary
Senior Vice Presidents and other NEOs	1 times annual base salary
Non‑employee members of the Board of Directors	4 times annual retainer

Covered persons will be expected to hold the specified amount of stock within five years from the later of June 6, 2012 or the date they become subject to the ownership guidelines. Although, the Board of Directors has extended the amount of time in which covered persons will be expected to hold the specified amount of stock given the recent low performance of the Company’s share price, the Board is committed to increasing the stock ownership of the executive team and the non-employee members of the Board of Directors within the next several years. The Board of Directors will continue to monitor progress towards the achievement of the ownership guidelines as the company’s stock price improves.

Clawbacks    It is the policy of the Company, to the extent determined to be appropriate by the Board of Directors, in their sole discretion, based on relevant facts and circumstances, in connection with any material restatement of any financial statements included in a filing by the Company with the Securities and Exchange Commission, because of noncompliance with financial reporting requirement under federal securities laws, to require its executive officers to repay to the Company, upon demand, any excess proceeds from any incentive compensation received by the executive officer. Alternatively, the Board of Directors in their sole discretion may reduce the amount of future compensation, in accordance with applicable law, including, without limitation, any future salary, bonus or severance, or the future grant or vesting of any equity award, payable to any executive officer by an amount equal to the excess proceeds from incentive compensation received by the executive officer. Any repayment or reduction in future compensation pursuant to this policy is in addition to, and not in lieu of, any other relief available to the Company.

Anti‑Hedging Policy    The Company’s insider trading policy directs officers and directors of the Company to obtain clearance from the Company’s Compliance Officer prior to engaging in short sales of the Company’s Common Stock prohibited by Section 16I of the Exchange Act, i.e., sales of shares which the insider does not own at the time of sale, or sales of Common Stock against which the insider does not deliver the shares within 20 days after the sale involving the Company’s securities, including the Company’s Common Stock, options or warrants. The insider trading policy further directs officers, directors, and employees designated by the Company’s executive officers as more likely to have access to material, nonpublic information (and their family members, including spouses, minor children, or any other family members living in the same household) not to directly or indirectly participate in transactions involving trading activities which by their aggressive or speculative nature may give rise to an appearance of impropriety (such as the purchase of put or call options or the writing of such options).

Anti‑Pledging Policy   The Company’s insider trading policy also states that no insider may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Audit Committee of the Board of Directors. Any request for approval of such a pledge by an insider must be submitted to the Audit Committee in writing at least two (2) weeks prior to the proposed execution of documents evidencing the proposed pledge. Any such request submitted by an insider will be considered by the Audit Committee on a case-by-case basis and, if permitted, shall be subject to all of the other restrictions set forth in the Company’s trading policy.

Tax and Accounting Considerations   At the end of 2017, the Tax Cuts and Jobs Act (the “Tax Act”) substantially revised Code Section 162(m). As a result of the revisions, effective as of 2018, (1) the commission and performance-based exceptions have been removed (effectively eliminating the tax deduction for annual compensation which is in excess of $1 million), and (2) the group of executives covered by Code Section 162(m) includes the CEO, the CFO, the three other most highly-compensated executive officers, and anyone who was previously a covered executive officer with the Company. While the Tax Act provides some limited transitional relief for certain performance-based compensation awards that may be grandfathered from the elimination of the performance-based compensation exception, this relief is limited and may not be applicable. Therefore, despite the Compensation Committee’s past efforts to structure executive incentive awards in a manner intended to be exempt from Code Section 162(m) and therefore not subject to its deduction limits, no assurance can be given that compensation which is in excess of the annual $1 million limit will in fact be deductible.

Compliance    The responsibilities and authority of the Compensation Committee are set forth in its charter, which is intended to set forth best practices for compensation. The members of the Compensation Committee are all “independent directors,” as defined under NASDAQ rules. Equity incentive awards are granted by the Compensation Committee in a manner that is intended to satisfy SEC Rule 16b‑3 under the Exchange Act. Additionally, incentive compensation has historically been awarded in a manner that is intended to qualify the payments as “performance‑based compensation” within the meaning of Section 162(m) of the Code.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our stockholders are being asked by the Audit Committee to ratify the appointment of Marcum LLP (“Marcum”) to serve as our independent registered public accounting firm. KPMG LLP (“KPMG”) served as our independent auditors from June 25, 2012 to December 5, 2016. Effective December 5, 2016, Marcum, was appointed by the Board of Directors as our independent auditors for the fiscal years ending March 31, 2018 and 2017. Marcum is considered by management to be well qualified. The Audit Committee is solely responsible for selecting our independent registered public accounting firm, and stockholder approval is not required to appoint Marcum as our independent registered public accounting firm for the fiscal year ending March 31, 2019. However, the Audit Committee believes that submitting the appointment of Marcum to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Marcum. If the selection of Marcum is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in our best interest and the best interest of the stockholders. Representatives of Marcum are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders’ questions at that time. Representatives from KPMG are not expected to be present at the Annual Meeting.

Fees Paid to the Independent Registered Public Accounting Firm

The table below provides information concerning fees for services rendered by our current principal independent registered public accounting firm, Marcum, and our former principal independent registered public accounting firm, KPMG, for the audit of our annual consolidated financial statements for the fiscal years ended March 31, 2018 and March 31, 2017. All fees described below were pre-approved by the Audit Committee.

	Amount of Fees
Description of Fees	2018	2017
Audit Fees	$310,559	$432,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$310,559	$432,000

Audit Fees  These fees were primarily for professional services rendered by Marcum and KPMG in connection with the audit of the Company’s consolidated annual financial statements and reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first three fiscal quarters of the 2018 Fiscal Year and the 2017 Fiscal Year, respectively. The fees also relate to Marcum’s comfort letters and consents related to SEC filings. Audit fees rendered during Fiscal 2017 by each of Marcum and KPMG were $0.2 million, respectively.

Vote Required

A quorum being present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the ratification of Marcum LLP as the Company’s independent auditors for the fiscal year ending March 31, 2019. You may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST the proposal.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2019.

Pre‑approval of Services Performed by the Independent Registered Public Accounting Firm

The Audit Committee has implemented procedures for the advance approval of all audit and non-audit services to be performed by the independent registered public accounting firm, whereby the Audit Committee must approve all services prior to the commencement of work. Unless the specific service has been pre-approved in accordance with the Audit Committee’s charter for the current year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee considers whether the proposed provision of any non-audit services by the independent registered public accounting firm is compatible with maintaining the firm’s independence. The Audit Committee consults with management prior to the Company’s engagement of the independent registered public accounting firm for all audit and non-audit services. The Audit Committee has delegated its authority to pre approve non audit services up to an amount of $75,000 in the aggregate in any fiscal year to the Chair of the Audit Committee. The Audit Committee approved in accordance with applicable law 100% of the Audit-Related Fees, Tax Fees, and All Other Fees to Marcum during Fiscal 2018. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Marcum LLP.

Change in Independent Registered Public Accounting Firm

On December 6, 2016, we, as approved by the Audit Committee, engaged Marcum as our new independent registered public accounting firm. In connection with Marcum’s engagement, KPMG was dismissed as our independent registered public accounting firm as of December 5, 2016. KPMG has served as our independent registered public accounting firm since June 2012.

The audit reports of KPMG on our consolidated financial statements for the fiscal year ended March 31, 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of our internal control over financial reporting as of March 31, 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended March 31, 2016, and the subsequent interim period through December 5, 2016, the date of KPMG’s dismissal, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of disagreements in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within fiscal year ended March 31, 2016 and the subsequent interim period through December 5, 2016.

During the fiscal year ended March 31, 2016, and the subsequent interim period through December 5, 2016, the date of KPMG’s dismissal, neither we, nor anyone on our behalf, consulted Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and no written report or oral advice was provided to us that Marcum concluded was an important factor considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, we provided KPMG with a copy of the statements set forth above prior to the time our Current Report on Form 8-K was filed with the SEC on December 7, 2016. We requested that KPMG furnish us with a letter addressed to the SEC stating whether KPMG agrees with the above statements. KPMG has furnished the requested letter, and it is attached as an exhibit to our Current Report on Form 8-K was filed with the SEC on December 7, 2016.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires certain of the Company’s executive officers, directors and persons who own more than 10% of our Common Stock (each, a “Reporting Person”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that during the 2018 Fiscal Year all holdings and reportable transactions by such Reporting Persons in Company securities were reported on a timely basis pursuant to Exchange Act Section 16(a) filing requirements.

Code of Business Conduct and Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company. All directors, officers and employees of the Company are expected to be committed to the highest standards of honest, ethical and legal behavior. The Board of Directors reviews the Code of Business Conduct and Ethics on an annual basis or more often, if necessary. The Code of Business Conduct and Ethics is available on the Company’s website at www.capstoneturbine.com.

Corporate Governance Principles

The Company takes corporate governance responsibilities very seriously. In July 2004, the Board of Directors adopted Corporate Governance Principles to address the Board of Directors’ governance role and functions. The Corporate Governance Principles describe the role of the Board of Directors and provide a framework for, among other things, issues such as director selection and qualifications, director compensation, meetings of the Board of Directors, selection of the Chief Executive Officer and director orientation and continuing education. The Board of Directors reviews the Company’s Corporate Governance Principles on an annual basis or more often, if necessary. The Corporate Governance Principles are available on the Company’s website at www.capstoneturbine.com.

Related Person Transactions Policies and Procedures

The Audit Committee has adopted written policies and procedures regarding related party transactions. The policies and procedures require that the Audit Committee, whose members are all independent directors, review and approve all related party transactions. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons. In determining whether to approve or ratify a related party transaction, the Audit Committee considers, among other factors, whether the related party transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, in the case of directors and officers, whether the provisions of Section 144 of the Delaware General Corporation Law have been met. Any director who is a related person with respect to a transaction under review may not participate in the discussion or approval of the transaction.

Certain Related-Person Transactions

Other than compensation arrangements with directors and executive officers, which are described where required under “COMPENSATION OF OFFICERS AND DIRECTORS” and “COMPENSATION OF DIRECTORS”, we have no other related-party transactions that are subject to disclosure in accordance with our policies and procedures for related party transactions.

Additional Information

Capstone is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by Capstone may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549. Information regarding the Public Reference

Room may be obtained by calling (800) SEC‑0330. In addition, the filings made by Capstone with the SEC may be accessed by way of the SEC’s Internet address, www.sec.gov.

A copy of this Proxy Statement and our 2018 Annual Report has been posted on the Internet and is available by following the instructions in the Notice of Internet Availability. Capstone will undertake to provide promptly without charge to each person to whom a copy of the proxy statement is delivered, upon the written request of any such person, a copy of Capstone’s Annual Report on Form 10‑K for the period ended March 31, 2018 as filed with the SEC. Requests for such copies should be addressed to: Capstone Turbine Corporation, 16640 Stagg Street, Van Nuys, California 91406, Attn: Investor Relations. Requests can also be made by calling the Company at 818-407-3628. We will deliver promptly a separate copy upon written or oral request.

Appendix A

CAPSTONE TURBINE CORPORATION

2017 EQUITY INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Capstone Turbine Corporation 2017 Equity Incentive Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Capstone Turbine Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations.  If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section

422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle.  The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following:  total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Administrator may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals.  Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)Administration of Plan.  The Plan shall be administered by the Administrator.

(b)Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)          to select the individuals to whom Awards may from time to time be granted;

(ii)         to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)        to determine the number of shares of Stock to be covered by any Award;

(iv)        to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)         to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment, or a change in control (including a Sale Event);

(vi)        subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)       at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)Delegation of Authority to Grant Awards.  Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees.  Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.  The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)Award Certificate.  Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to:  (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,000,000 shares, subject to adjustment as provided in this Section 3.  For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.  Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan:  (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof.  In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan.  Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 2,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, and no more than  3,000,000 shares of the Stock may be issued in the form of Incentive Stock Options.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)Maximum Awards to Non-Employee Directors.  Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $300,000.  For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(c)Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable.  The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.  The adjustment by the Administrator shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)Mergers and Other Transactions.  In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree.  To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate.  In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate.  In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.  The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

(a)Award of Stock Options.  The Administrator may grant Stock Options under the Plan.  Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable; provided, that, the vesting period applicable to any Stock Options may not be less than one year except in the case of a Sale Event.  If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c)Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date.  The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i)          In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)         Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)        By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)        With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection.  The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee).  In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.  To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.  STOCK APPRECIATION RIGHTS

(a)Award of Stock Appreciation Rights.  The Administrator may grant Stock Appreciation Rights under the Plan.  A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)Exercise Price of Stock Appreciation Rights.  The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator provided, that, the vesting period applicable to any Stock Appreciation Rights may not be less than one year except in the case of a Sale Event..  The term of a Stock Appreciation Right may not exceed ten years.  The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.  RESTRICTED STOCK AWARDS

(a)Nature of Restricted Stock Awards.  The Administrator may grant Restricted Stock Awards under the Plan.  A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

(b)Rights as a Stockholder.  Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award.  Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)Restrictions.  Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.  Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)Vesting of Restricted Shares.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse; provided, that, such period may not be less than one year except in the case of a Sale Event.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.  RESTRICTED STOCK UNITS

(a)Nature of Restricted Stock Units.  The Administrator may grant Restricted Stock Units under the Plan.  A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives; provided, that, such period may not be less than one year except in the case of a Sale Event.  The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.  Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock.  Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)Election to Receive Restricted Stock Units in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units.  Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator.  Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein.  The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.  Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(d)Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.  UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.  The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan.  An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan.  Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.  CASH-BASED AWARDS

Grant of Cash-Based Awards.  The Administrator may grant Cash-Based Awards under the Plan.  A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals.  The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine.  Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.  PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)Performance-Based Awards.  The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator.  The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  Each Performance-Based Award shall comply with the provisions set forth below.

(b)Grant of Performance-Based Awards.  With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award).  Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets.  The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c)Payment of Performance-Based Awards.  Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle.  The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award.

(d)Maximum Award Payable.  The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 2,000,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $3,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 12.  DIVIDEND EQUIVALENT RIGHTS

(a)Dividend Equivalent Rights.  The Administrator may grant Dividend Equivalent Rights under the Plan.  A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.  A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13.  Transferability of Awards

(a)Transferability.  Except as provided in Section 13(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.  No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.  No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)Administrator Action.  Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.  In no event may an Award be transferred by a grantee for value.

(c)Family Member.  For purposes of Section 13(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)Designation of Beneficiary.  To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 14.  TAX WITHHOLDING

(a)Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the Company’s tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that, to the extent necessary to avoid adverse accounting treatment such share withholding may be limited to the minimum required tax withholding obligation.  The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount.  For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 15.  SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.  Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 16.  TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)Termination of Employment.  If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b)For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i)          a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii)         an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 17.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards.  To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.  Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 18.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 19.  GENERAL PROVISIONS

(a)No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded.  All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded.  The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements.  The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 19(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)Clawback Policy.  Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 20.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules.  No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 21.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the state of incorporation of the Company, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

AMENDMENT NO. 1 TO THE CAPSTONE TURBINE CORPORATION
2017 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Capstone Turbine Corporation 2017 Equity Incentive Plan (the “Plan”), of Capstone Turbine Corporation, a Delaware corporation (the “Company”) is effective as of the date of approval by the Company’s stockholders (the “Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

As of the Effective Date, the Plan shall be amended as follows:

1.	Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

a.

Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 6,000,000 shares, subject to adjustment as provided in this Section 3.  For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.  Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan:  (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof.  In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan.  Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, no more than 2,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, and no more than 3,000,000 shares of the Stock may be issued in the form of Incentive Stock Options.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

2.	Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

CAPSTONE TURBINE CORPORATION

By:

Name:

Title:

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET instructions. provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 123,456,789,012.12345 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Holly A. Van Deursen 06 Noam Lotan 02 Paul DeWeese 07 Gary J. Mayo 03 Robert C. Flexon 04 Darren R. Jamison 05 Yon Y. Jorden For 0 0 0 Against 0 0 0 Abstain 0 0 0 The Board of Directors recommends you vote FOR the following: 2 Approve an amendment to increase the number of shares available under the Capstone Turbine Corporation 2017 Equity Incentive Plan by 3,000,000. Advisory vote on the compensation of the Company's named executive officers as presented in the proxy statement. Ratification of the selection of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2019. 3 4 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. Investor Address Line 2 Investor Address Line 4 John Sample ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date Signature (JointOwners) Date 02 0000000000 1 F 1 2 0000385525_1 R1.0.1.17 (see reversefor instructions)YesNo0 Please indicate if you plan to attend this meeting00 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Investor Address Line 1 Investor Address Line 3 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB # SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/29/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 on 08/29/2018. Have your proxy card in hand when you call and then follow the VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have NY 11717. John Sample 234567 234567 234567 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # → SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE1 OF 2 CAPSTONE TURBINE CORPORATION 16640 STAGG STREET VAN NUYS,CA 91406 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com CAPSTONE TURBINE CORPORATION Annual Meeting of Stockholders August 30, 2018 11:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jayme Brooks and Darren R Jamison and or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CAPSTONE TURBINE CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 11:00 AM, PDT on 8/30/2018, at the offices of Goodwin Procter LLP 601 South Figueroa Street, 41st Floor Los Angeles, CA 90017, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000385525_2 R1.0.1.17